EXHIBIT 10.23

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                               SECURITY AGREEMENT

                          Dated as of December 1, 1996

                                      among

                         TNI FUNDING COMPANY I, L.L.C.,
                                    as Issuer

                                       and

                            THE CHASE MANHATTAN BANK,
                                as Trustee and as
                                Collateral Agent

                                       and

                              TNI FUNDING I, INC.,
                                    as Seller

                                       and

                            TRANSMEDIA NETWORK INC.,
                                   as Servicer

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                      TABLE OF CONTENTS

                                                           PAGE

SECTION 1.  GRANT OF SECURITY INTEREST......................1

SECTION 2.  SECURITY FOR THE ISSUER'S OBLIGATIONS ...........4

SECTION 3.  DELIVERY OF SECURED COLLATERAL...................4

SECTION 4.  STRUCTURE OF BANK ACCOUNTS ......................4

SECTION 5.  ESTABLISHMENT OF COLLATERAL ACCOUNT; COLLECTION
            DEPOSIT ACCOUNT; INVESTMENTS; POST OFFICE BOXES;
            RESERVE ACCOUNT; CASH ACCUMULATION ACCOUNT.......6

SECTION 6.  RECONCILIATION OF BORROWING BASE................11

SECTION 7.  DAILY CASH APPLICATIONS.........................11

SECTION 8.  DISTRIBUTIONS ON PAYMENT DATES..................12

SECTION 9.  PURCHASE OF CONTRACT ASSETS.....................15

SECTION 10. THE ISSUER REMAINS LIABLE.......................15

SECTION 11  REPRESENTATIONS AND WARRANTES...................15

SECTION 12  AFFIRMATIVE COVENANTS...........................19

SECTION 13. NEGATIVE COVENANTS .............................26

SECTION 14. EARLY AMORTIZATION EVENTS ......................29

SECTION 15. AUTOMATIC DESIGNATION OF AMORTIZATION
            COMMENCEMENT DATE

SECTION 16. OPTIONAL DESIGNATION OF AMORTIZATION
            COMMENCEMENT DATE...............................33

SECTION 17. ACTIONS FOLLOWING EARLY AMORTIZATION EVENT;
            DESIGNATION OF AMORTIZATION COMMENCEMENT DATE;
            ACCELERATION OF THE NOTES.......................33

SECTION 18. OPTIONAL REDEMPTION.............................35



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 SECTION 19. FURTHER ASSURANCES.............................37

 SECTION 20. ADDITIONAL SECURED COLLATERAL COVENANTS .......37

 SECTION 21. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT ...39

 SECTION 22. COLLATERAL AGENT MAY PERFORM ..................40

 SECTION 23. THE COLLATERAL AGENT; THE TRUSTEE..............40

 SECTION 24. PROHIBITION ON CERTAIN ACTIONS ................43

 SECTION 25. INDEMNITY AND EXPENSE..........................43

 SECTION 26. AMENDMENTS, ETC................................45

 SECTION 27. SUCCESSOR COLLATERAL AGENT.....................45

 SECTION 28. ADDRESSES FOR NOTICES..........................46

 SECTION 29. NO WAIVER; CUMULATIVE REMEDIES.................47

 SECTION 30. CONTINUING SECURITY INTEREST...................47

 SECTION 31. FURTHER INDEMNIFICATION........................47

 SECTION 32. GOVERNING LAW..................................48

 SECTION 33. NO PETITION IN BANKRUPTCY......................48

 SECTION 34. CERTAIN ERISA COVENANTS OF THE ISSUER..........48

 SECTION 35. TERMINATION ...................................48

 SECTION 36. MISCELLANEOUS .................................48

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 EXHIBITS

        EXHIBIT A  Form of Standing Delivery Order

   SCHEDULES

        SCHEDULE I Bank Accounts, Collection Deposit Account Bank, and Post Office Boxes

        SCHEDULE II    UCC Filing Jurisdictions
        SCHEDULE III   Credit Card Companies

  ANNEXES

       ANNEX I Glossary of Terms

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         SECURITY AGREEMENT (the "AGREEMENT"), dated as of December 1, 1996, among TNI FUNDING COMPANY I, L.L.C., a Delaware limited liability company (the "ISSUER"); THE CHASE MANHATTAN BANK, a New York banking corporation, as (a) the trustee under the Indenture (the "TRUSTEE") and (b) the collateral agent under this Agreement for the benefit of the Secured Parties (the "COLLATERAL AGENT"); TNI FUNDING I, INC., a Delaware special purpose corporation (the SELLER), as seller, and TRANSMEDIA NETWORK INC., a Delaware corporation, as Servicer (the "SERVICER" or "TRANSMEDIA") under the Purchase and Servicing Agreement.

         Capitalized terms used in this Agreement but not defined in the text hereof are defined in the "GLOSSARY OF TERMS" attached as Annex I hereto.

                                   WITNESSETH:

         WHEREAS, the Seller, the Issuer and the Servicer have entered into the Purchase and Servicing Agreement, pursuant to which Contract Assets will be sold by the Seller to the Issuer and serviced by the Servicer;

         WHEREAS, the Issuer intends to issue the Notes pursuant to the Indenture; and

         WHEREAS, it is a condition precedent to the issuance of the Notes under the Indenture, that the Issuer shall have executed and delivered this Agreement and assigned and pledged its right, title and interest in and to the Secured Collateral contemplated by this Agreement and that the Collateral Agent, the Trustee, the Issuer, the Seller and the Servicer shall have executed and delivered this Agreement;

         NOW, THEREFORE, in consideration of the premises and in order to induce
(a) the Issuer to purchase Contract Assets under the Purchase and Servicing Agreement, (b) the Trustee to execute the Indenture, and (c) the Noteholders to purchase the Notes, the Issuer, the Trustee, the Seller and the Servicer hereby agree with the Collateral Agent for its benefit and the benefit of the other Secured Parties as follows:

         SECTION 1. GRANT OF SECURITY INTEREST. (a) The Issuer hereby assigns and pledges to the Collateral Agent, and the Collateral Agent hereby accepts, for its benefit and for the benefit of the Secured Parties, a security interest in the following, whether now owned or hereafter acquired (collectively, the "SECURED COLLATERAL"):

                  (i) all right, title and interest of the Issuer in and to the Purchased Contract Assets sold and to be sold by the Seller to the Issuer pursuant to the Purchase and Servicing Agreement, including, without limitation, all accounts, contract rights, chattel paper, instruments, the Contract Files, general intangibles and other obligations of any Restaurant with respect to any such Contract Assets, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and including without limitation, the right to payment of any Receivables, Recoveries, Credits or other obligations of a Restaurant, Cardmember or


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         any Credit Card Company with respect to any such Purchased
         Contract Assets, and all rights in and to all security agreements, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such security agreements and other contracts being the "RELATED CONTRACTS");

                  (ii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Purchased Contract Assets;

                  (iii) all rights in and to the patent, copyright, tradename, trademark or other intellectual property or other property rights or interests listed on Exhibit A tO the License Agreement, Schedules II and VII to the Purchase and Servicing Agreement and Schedules II and VII to the Purchase Agreement, whether acquired by license, sublicense, lease, easement, assignment, purchase or otherwise, in and to any computer hardware, software and any other media in which any licensed or sublicensed items may be stored or recorded and to all computer and automatic machinery and programs used for the compilation or printout thereof, useful or necessary for the performance of the functions of servicing and collecting the Purchased Contract Assets;

                  (iv) the Purchase and Servicing Agreement, including, without limitation, (A) all rights of the Issuer to receive moneys due and to become due under or pursuant to the Purchase and Servicing Agreement,
         (B) all rights of the Issuer to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Purchase and Servicing Agreement, (C) claims of the Issuer for damages arising out of or for breach of or default under the Purchase and Servicing Agreement or Purchase Agreement, (D) the right of the Issuer to amend, waive or terminate the Purchase and Servicing Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) all rights of the Seller under the Purchase Agreement, which were assigned to the Issuer under the Purchase and Servicing Agreement (the collateral described in this paragraph (iv) of Section l(a) being sometimes described herein as the "ASSIGNED COLLATERAL");

                  (v) the following (the "ACCOUNT COLLATERAL"):

                           (A) the Issuer's right, title and interest in the
                  Collection Deposit Account, the Post Office Boxes, the Reserve Account, the Cash Accumulation Account and the Collateral Account (including all subaccounts thereof), all funds, and all certificates and instruments, if any, from time to time representing or evidencing or held in the Collection Deposit Account, the Post Office Boxes, the Reserve Account, the Cash Accumulation Account and the Collateral Account;

                           (B) all amounts deposited from time to time in any of
                  the Collection Deposit Account, the Cash Accumulation Account, the Reserve Account and the

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                  Collateral Account, including all Eligible
                  Investments from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Eligible Investments, and all income from investment of funds therein;

                           (C) all notes, certificates of deposit and other
                  instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent in substitution for or in addition to any of the then existing Account Collateral;

                           (D) all interest, dividends, cash, instruments and
                  other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral; and

                           (E) all additional property that may from time to
                  time hereafter be assigned or pledged to the Collateral Agent for the benefit of the Secured Parties hereunder by the Issuer or by any Person on the Issuer's behalf, including the deposit with the Collateral Agent of additional moneys by the Issuer; and

                  (vi) all proceeds of any and all of the Secured Collateral described in subparagraphs (i) through (v) above (including, without limitation, Recoveries and proceeds that constitute property of the types described in clauses (i) through (v) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of such foregoing Secured Collateral.

         (b) In furtherance of the security interests granted to the Collateral Agent for the benefit of the Secured Parties in the Assigned Collateral and notwithstanding anything to the contrary contained herein, the Issuer hereby assigns to the Collateral Agent, acting at the direction of the Trustee acting at the direction of the Majority Noteholders, the exclusive right (except with respect to actions referred to in Section 24(b) hereof, which shall be a right of both the Issuer and the Collateral Agent acting at the direction of the Trustee acting at the direction of the Majority Noteholders) to take any action, exercise any remedy, make any decision and agree, subject to the consent of the Seller, to amend, waive or modify any provision of the Purchase and Servicing Agreement as if the Collateral Agent were the Issuer (regardless of whether an Early Amortization Event has occurred or is continuing).

         (c) The ownership of the Subordinated Note shall entitle the Seller to receive distributions of a portion of Collections in respect of Purchased Contract Assets as specified in the Purchase and Servicing Agreement and this Agreement but only to the extent of funds available pursuant to and in order of priority set forth in, clause fourth of Section 7(a)(iii) hereof. Other than the right to receive such distributions, ownership of the Subordinated Note shall give the Seller no other rights or remedies in respect of the Contract Assets nor shall the Seller have any recourse to any other assets of the Issuer. In the event of the

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bankruptcy of the Issuer, the Seller agrees that it shall have no greater rights against the Issuer or its assets than the rights of an unsecured nonrecourse creditor.

         SECTION 2. SECURITY FOR THE ISSUER'S OBLIGATIONS. This Agreement secures the payment of all obligations of the Issuer now or hereafter existing under the Indenture and the Notes, in each case, whether for principal, interest, fees, expenses, indemnities or otherwise, and all obligations of the Issuer now or hereafter existing under this Agreement (all obligations in this Section 2 being referred to as the "SECURED OBLIGATIONS").

         SECTION 3. DELIVERY OF SECURED COLLATERAL. (a) All certificates or instruments, if any, representing or evidencing the Secured Collateral the possession of which by the Collateral Agent is necessary to perfect the security interest of the Collateral Agent therein shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Majority Noteholders. The Collateral Agent shall have the right, at any time without notice to the Issuer, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Secured Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Secured Collateral for certificates or instruments of smaller or larger denominations.

         (b) On each Purchase Date, the Issuer shall deliver to the Trustee via electronic or paper transmission, or by such other means as may be agreeable to the Issuer, the Trustee and the Majority Noteholders, the list of Contracts sold to the Issuer and pledged to the Trustee pursuant to the Security Agreement on such date. On each Note Payment Date, the Seller and the Issuer will confirm the list of Contract Assets sold to the Issuer pursuant to this Agreement pursuant to the Confirmation of Sale and Assignment attached hereto as Exhibit A.

         SECTION 4. STRUCTURE OF BANK ACCOUNTS. (a) As provided in the Purchase and Servicing Agreement, (i) each Collection constituting a Mail Payment will be mailed to the Seller or the Servicer by the Restaurants, and such Mail Payments will be processed and forwarded to the Credit Card Companies not later than the Business Day following the receipt of such Mail Payment and (ii) each Collection constituting a Point-of-Sale Payment will be processed and forwarded to the Credit Card Companies not later than the same day of receipt of such Point-of-Sale Payment. The Credit Card Companies have agreed to deposit all amounts paid with respect to Payments into the Collection Deposit Account, subject to such chargebacks and reserves set forth in the applicable agreement between the Issuer and each Credit Card Company. To the extent the Issuer or the Servicer receives any such amounts, such party shall deposit such amount into the Collection Deposit Account immediately upon receipt thereof. On the Business Day following receipt of any amount from the Credit Card Companies, the Collateral Agent, upon receipt and based solely on the information contained in the Daily Report, will transfer all available Collections deposited in the Collection Deposit Account, net of the taxes and tips related to such Payments, the Processing Fee, if any, not previously paid to the Credit Card Companies, and the Cardmember Rebates, to the Collateral Account.

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         (b) Each of the Seller, the Servicer and the Issuer hereby represents, warrants, covenants and agrees that except as otherwise expressly provided in this Agreement, it shall have no right to withdraw any funds on deposit in the Collection Deposit Account, the Reserve Account, the Cash Accumulation Account or the Collateral Account.

         (c) Each of the Issuer, the Seller and the Servicer hereby represents, warrants, covenants and agrees that the net proceeds received by it from time to time from Collections shall be collected, processed and deposited pursuant to, and in accordance with the terms of Sections 4 and 5 of this Agreement and
Section 6.05 of the Purchase and Servicing Agreement.

         (d) Each of the Issuer, the Servicer, and the Seller agrees that it shall not make or maintain any deposits from Collections in any bank account, deposit account or trust account with any financial institution other than the Collection Deposit Account and the Collateral Account. Each of the Issuer, the Servicer, and the Seller hereby represents, warrants, covenants and agrees that it has and shall have no bank accounts, deposit accounts or trust accounts for the collection of Purchased Contract Assets other than the Collection Deposit Account.

         (e) Each of the Issuer and Servicer represents and warrants that no post office box other than those set forth on Schedule I hereto has been established for the collection of Mail Payments. Each of the Issuer and Servicer represents, warrants, covenants and agrees that no new post office box will be established for the collection of Mail Payments unless and until a Standing Delivery Order has been filed with the United States Postal Service authorizing the Collateral Agent to receive mail delivered to such post office box and, upon notice from the Collateral Agent, upon the direction of the Trustee acting at the direction of the Majority Noteholders, after the occurrence and during the continuance of an Access Event, to deny the Issuer, the Servicer and the Seller access to such post office box.

         (f) The Issuer agrees to pay all fees for the use of the Post Office Boxes.

         (g) The Issuer and the Seller hereby agree not to instruct, or cause the Servicer to instruct, any Restaurant or Credit Card Company to make payments in respect of Secured Collateral other than in accordance with the terms of this Agreement and Section 6.05 of the Purchase and Servicing Agreement.

         (h) Each of the Issuer and Seller agrees not to instruct, or cause the Servicer to instruct, any Assigned Restaurant to electronically transmit any Point-of-Sale Payments to any computer system not owned and operated by Back-up Servicer or any Successor Servicer.

         (i) Each of the Issuer and Seller agrees not to maintain or enter into, or cause the Servicer to maintain or enter into, any agreement with any Credit Card Company unless it shall have first delivered to the Collateral Agent an agreement with such Credit Card Company pursuant to which such Credit Card Company shall agree to deposit all Collections

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in the Collection Deposit Account, which agreement shall be in form and substance reasonably satisfactory to the Majority Noteholders.

         (j) As each Payment is processed and forwarded to the Credit Card Companies for payment, the Servicer or the Issuer will forward or cause to be forwarded the Cardmember Rebate to the Cardmember who generated such Payment. If the Cardmember Rebate is in a nonmonetary form, such as airline credits, the Servicer or the Issuer will make or cause to be made such payment as described in Section 4(m).

         (k) No later than the Business Day following the receipt of confirmation from a Credit Card Company that it will pay amounts related to Mail Payments or Point-of-Sale Payments, the Servicer shall pay out of its own funds the amount of taxes and tips related to such Payment to the Restaurant from which such Payment was received.

         (1) No later than the Business Day following the receipt of Collections from a Credit Card Company related to a Payment, the Servicer or the Issuer shall cause to be paid from the Collection Deposit Account the amount of taxes and tips related to such Payment, without interest, to the Servicer or the Seller, as the case may be, who made the payment required in Section 4(j).

         (m) If the Cardmember Rebate was in a nonmonetary form, no later than the Business Day following the receipt of amounts from a Credit Card Company related to a Payment, the Servicer or the Issuer shall cause to be paid from the Collection Deposit Accounts an amount equal to the actual cash amount paid by the Servicer to any Person (other than an Affiliate or an employee of the Servicer) to acquire such nonmonetary Cardmember Rebate and shall provide such nonmonetary Cardmember Rebate to the Cardmember who generated such Payment.

         (n) No later than the due date on any invoice therefore, the Servicer or the Issuer shall cause to be paid from the Collection Deposit Account any Processing Fee owed to a Credit Card Company not otherwise paid to the Credit Card Company out of Collections.

         (o) The Issuer agrees that it will not amend any agreement with a Credit Card Company, terminate any agreement with a Credit Card Company or enter into an agreement with a new Credit Card Company without the written consent of the Majority Noteholders.

         SECTION 5. ESTABLISHMENT OF COLLATERAL ACCOUNT; COLLECTION DEPOSIT ACCOUNT; INVESTMENTS; POST OFFICE BOXES; RESERVE ACCOUNT; CASH ACCUMULATION ACCOUNT. (a) As of the Closing Date, the Issuer shall have established or caused to be established the Collateral Account in the name of the Collateral Agent, and such account name shall include a notation that it has been established pursuant to the Security Agreement dated as of December 1, 1996, among TNI Funding Company I, L.L.C., The Chase Manhattan Bank, as Trustee and Collateral Agent, the Seller and the Servicer. The Collateral Account and any successor Collateral Account shall have three subaccounts (which need not be separate trust accounts): the Expenses Subaccount, the Interest Subaccount and the Principal Subaccount. All amounts initially transferred to the Collateral Account shall be held in the Collateral Account and

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shall remain therein unless withdrawn or transferred to a subaccount in accordance with the instructions delivered to the Collateral Agent pursuant to this Agreement. Amounts held in the Collateral Account and not transferred to a subaccount shall be available for use for all purposes under this Agreement. Payments from each of such subaccounts shall be made pursuant to Section 8 hereof. The Issuer hereby transfers to the Collateral Agent, and the Collateral Agent hereby accepts, the sole and exclusive dominion over and control of the Collateral Account and all Collections, moneys, instruments and other property from time to time deposited therein for the benefit of the Noteholders.

         (b) Funds in the Collateral Account shall be invested by the Collateral Agent, at the direction of the Issuer, in specified Eligible Investments. Any funds in the Collateral Account for which no permitted investment instructions are received by the, Collateral Agent by 11:00 a.m., New York time, on any Business Day shall be invested by the Collateral Agent in Eligible Investments of a type specified in clause (iv) or (vii) of the definition thereof. Eligible Investments shall be maintained in the name of the Collateral Agent or its nominee (and, in either case, the Collateral Agent's books and records shall include the notation that such Eligible Investments are maintained pursuant to the Security Agreement dated as of December 1, 1996, among TNI Funding Company I, L.L.C., The Chase Manhattan Bank, as Trustee and Collateral Agent, the Seller and the Servicer) and, if certificated, the Collateral Agent shall maintain possession of the certificates. Any direction of the Issuer to the Collateral Agent to make an investment shall be made in writing and shall certify that the requested investment qualifies as an Eligible Investment for purposes of this Agreement. Any earnings (net of losses and investment expenses) on such invested funds in the Collateral Account will be retained in the Collateral Account, subject to application pursuant to Sections 7 and 8 hereof, and earnings may be invested and reinvested by the Collateral Agent, at the direction of the Issuer, in Eligible Investments. Interest and proceeds which are not invested or reinvested in specified Eligible Investments as provided above shall be deposited and held in the Collateral Account and applied in the same manner and priority as Collections. The Collateral Agent shall not be liable for any loss or expense incurred or resulting from the investment performance or any investment or reinvestment of moneys held in the Collateral Account in Eligible Investments or from the sale or liquidation of any Eligible Investments in connection and in accordance with this Agreement except for any losses or expenses resulting from the gross negligence or willful misconduct on the part of the Collateral Agent.

         (c) The Issuer has established or caused to be established with the Collateral Agent a segregated trust account in the name of the Collateral Agent into which the Collections will be deposited from time to time (such blocked deposit account and all Collections and other property deposited therein being collectively referred to herein as the "COLLECTION DEPOSIT ACCOUNT"). Each of the Servicer and the Issuer hereby transfers to the Collateral Agent the sole and exclusive dominion over and control of the Collection Deposit Account and all Collections, moneys, instruments and other property from time to time deposited therein.

         (d) [Reserved].

         (e) [Reserved].

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         (f) [Reserved].

         (g) Each of the Issuer and the Servicer represents, warrants and agrees that (i) the Collateral Agent is authorized to receive mail delivered to the Post Office Boxes following the occurrence of and during the continuance of an Access Event, (ii) a Standing Delivery Order has been filed with the United States Postal Service authorizing the Collateral Agent to receive mail delivered to the Post Office Boxes and (iii) no post office box other than the Post Office Boxes has been established for the collection of Mail Payments. The Servicer and the Issuer covenant and agree that the Collateral Agent, at the direction of the Trustee acting at the direction of the Majority Noteholders, may deny the Issuer and the Servicer access to the Post Office Boxes following the occurrence and during the continuance of an Access Event. The Trustee shall not direct the Collateral Agent to deny, the Issuer or the Servicer access to any Post Office Box unless it certifies to the Issuer, the Servicer and the Collateral Agent that an Access Event has occurred and is continuing.

         (h) If the Issuer or the Servicer provides the Collateral Agent with written notice (accompanied by supporting documentation in reasonable detail satisfactory to the Trustee) that a deposit has been made improperly into the Collateral Account or the Collection Deposit Account, the Collateral Agent shall release the amount of the improper deposit, together with interest actually earned thereon (net of related losses and investment expenses) to the Issuer or the Servicer, as appropriate.

                  (i) RESERVE ACCOUNT. (i) Prior to the Closing Date, the Issuer shall cause the Collateral Agent to open and maintain a segregated trust account (the "RESERVE ACCOUNT") for the receipt of the Reserve Amount pursuant to Section 2.01 of the Purchase and Servicing Agreement. Amounts in the Reserve Account are available to pay for any unfunded liabilities to Assigned Restaurants under the Purchased Contracts. On the Closing Date, the Issuer shall deliver, or cause to be delivered, to the Collateral Agent, and the Collateral Agent will deposit in the Reserve Account, the Reserve Amount. Monies shall be subject to withdrawal subject to Section 5(i)(iv) hereof.

                  (ii) Monies in the Reserve Account shall be invested and reinvested at the Issuer's written direction in one or more Eligible Investments. In the absence of direction from the Issuer, the Trustee shall invest funds in the Reserve Account in Eligible Investments described in clause (iv) of the definition thereof. All income or other gain from such investments shall be credited to such Reserve Account and any loss resulting from such investments shall be charged to such Reserve Account; PROVIDED, HOWEVER, that the Issuer shall make or cause to be made on any Payment Date a deposit to the Reserve Account to the extent of any losses therein. Eligible Investments shall be made in the name of the Trustee for the benefit of the Noteholders. The Trustee shall provide to the Servicer monthly written confirmation of such investments, describing the Eligible Investments in which such amounts have been invested. Any funds not so invested must be insured by the Federal Deposit Insurance Corporation.

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                  (iii) If any amounts invested as provided in Section 5(i)(ii)
         hereof shall be needed for disbursement from the Reserve Account as set forth in Section 5(i)(iv) hereof, the Trustee shall cause such investments of such Reserve Account to be sold or otherwise converted to cash to the credit of such Reserve Account. The Trustee shall not be liable for any investment loss resulting from investment of money in the Reserve Account in any Eligible Investment in accordance with the terms hereof (other than in its capacity as obligor under any Eligible Investment).

                  (iv) Disbursements from the Reserve Account shall be made, to the extent funds therefor are available, only as follows:

                           (A) at the written direction of the Issuer, the
                  Trustee shall disburse funds to the Servicer in order to reimburse the Servicer any amounts that the Servicer certifies that it paid for Credits the Issuer or the Servicer is under an obligation to purchase after the Closing Date under Contracts which are part of the Purchased Contract Assets; and

                           (B) in the event that on any Payment Date the
                  Servicer provides the Trustee with a certificate stating (1) that the balance in the Reserve Account equals an amount greater than amounts necessary to fulfill the Issuer's or the Servicer's obligations to pay for Credits after the Closing Date under all Contracts which are part of the Purchased Contract Assets and (2) the amount of such excess, the Trustee shall deposit such funds in the Collateral Account.

                  (v) If on the date that is four months after the Closing Date there remains outstanding under any Contract which is part of the Secured Collateral an obligation to pay for Credits, the Issuer shall deposit into the Collateral Account within ten (10) days after such date an amount equal to the Purchase Price of such Contract, and such Contract shall be released from the lien of this Agreement and, upon such deposit by the Issuer, the Trustee shall deposit into the Collateral Account all amounts remaining in the Reserve Account.

         (j) CASH ACCUMULATION ACCOUNT. (i) Prior to the Closing Date, the Issuer shall cause the Trustee to open a segregated trust account (the "CASH ACCUMULATION ACCOUNT"), for the receipt of monies as provided in Section 7(a)(iii) hereof. Monies received in the Cash Accumulation Account will be invested at the written direction of the Issuer in Eligible Investments during the term of this Agreement, and any income or other gain realized from such investment, shall be held by the Trustee in the Cash Accumulation Account subject to disbursement and withdrawal as herein provided. Monies shall be subject to withdrawal in accordance with Section 5(j)(v) hereof.

                  (ii) Monies in the Cash Accumulation Account shall be invested and reinvested at the Issuer's written direction in one or more Eligible Investments. In the absence of direction from the Issuer, the Trustee shall invest funds in the Cash Accumulation Account in Eligible Investments described in clause (iv) of the definition thereof. All income or other gain from such investments shall be credited to such Cash Accumulation Account and any loss resulting from such investments shall be charged to such Cash Accumulation Account; PROVIDED, HOWEVER, that the Issuer shall make or cause to be made on any Payment Date a deposit to the Cash Accumulation Account to the extent of any losses therein caused as a result of the Issuer's investment instructions. Eligible Investments shall be made in the name of the Trustee for the benefit of the Noteholders. The Trustee shall provide to the Servicer monthly written confirmation of such investments, describing the Eligible Investments in which such amounts have been invested. Any funds not so invested must be insured by the Federal Deposit Insurance Corporation.

                  (iii) If any amounts invested as provided in Section 5(j)(ii) hereof shall be needed for disbursement from the Cash Accumulation Account as set forth in Section 5(j)(v) hereof, the Trustee shall cause such investments of such Cash Accumulation Account to be sold or otherwise converted to cash to the credit of such Cash Accumulation Account. The Trustee shall not be liable for any investment loss resulting from investment of money in the Cash Accumulation Account in any Eligible Investment in accordance with the terms hereof (other than in its capacity as obligor under any Eligible Investment).

                  (iv) A "Cash Accumulation Event" shall occur if the Usage during a calendar month is less than the product of (A) 0.09 and (B) the principal balance on the Notes as of the last day of such month.

                  (v) Disbursements from the Cash Accumulation Account shall be made, to the extent funds therefor are available, only as follows:

                           (A) in the event that an Amortization Event or
                  Potential Early Amortization Event has occurred and is continuing of which a Responsible Officer has notice or actual knowledge, the Collateral Agent shall withdraw all funds from the Cash Accumulation Account and deposit such funds into the Collateral Account; and

                           (B) in the event that a Cash Accumulation Event
                  occurs and is subsequently cured under Section 5(j)(vi) hereof, the Collateral Agent shall withdraw the amount that is in the Cash Accumulation Account and deposit such funds into the Collateral Account.

                  (vi) A Cash Accumulation Event will be deemed cured if (a) during any three-month period following the occurrence of the Cash Accumulation Event (the first month of which period may be the month in which the Cash Accumulation Event occurred), the average Usage in such three-month period is greater than or equal to 9.0% of the principal balance of the Notes as of the last day of each month in such three-month period and (b) in no month in such three-month period (other than the first month of such period) was Usage less than the product of (A) 0.09 and (B) the principal balance of the Notes as of the last day of each such month.

         SECTION 6. RECONCILIATION OF BORROWING BASE. Pursuant to the Purchase and Servicing Agreement and Section 12(i) hereof, on each Business Day the Servicer will prepare the Daily Report and deliver a copy of such report to the Issuer, the Seller, the Trustee, the Collateral Agent and, upon request, each Noteholder. The Daily Report will reflect the adjustment to the Borrowing Base required as a result of the Applicable Day's sales, Payments and Credit Adjustments of the Seller. The Daily Report will be distributed not later than 12:00 Noon, New York time, on such day.

         SECTION 7. DAILY CASH APPLICATIONS. (a) DURING THE REVOLVING PERIOD. By the end of business, New York time, on each Business Day during the Revolving Period the Collateral Agent shall make, to the extent of available funds, the following transfers based on the Daily Report covering the Applicable Day, according to the following priorities, satisfying, to the extent required, each priority before making a transfer to any succeeding priority:

                  (i) The Collateral Agent shall transfer to the Expenses Subaccount all amounts deposited into the Collateral Account on or prior to such Business Day (and not previously allocated pursuant to clauses (i), (ii) or (iii) of this subparagraph (a)) until such transfers, on an aggregate month-to-date basis, equal the Monthly Expense Amount for the current Settlement Period;

                  (ii) The Collateral Agent shall transfer to the Interest Subaccount all amounts deposited into the Collateral Account on or prior to such Business Day (and not previously allocated pursuant to clauses (i), (ii) or (iii) of this subparagraph (a)) until such transfers, on an aggregate month-to-date basis, equal the Monthly Interest Amount for the current Settlement Period;

                  (iii) Subject to satisfaction of the above transfers, the Collateral Agent shall use Available Cash on each such Payment Date during the Revolving Period; FIRST, preferred return to majority equity holder in the Issuer, SECOND, to pay the Seller in satisfaction of certain obligations of the Issuer an amount equal to the aggregate Purchase Price for all Contract Assets sold to the Issuer by the Seller on such Business Day pursuant to and in accordance with the terms of Sections 2.02 and 2.03 of the Purchase and Servicing Agreement; THIRD, to pay amounts under Section 8(a)(iii), as directed by the Servicer in the applicable Daily Report; and FOURTH, at the discretion of the Issuer, from any remaining Available Cash after any payments pursuant to this clause (iii) FIRST, SECOND and THIRD above, to the Issuer to be used (A) to pay interest on the Subordinated Note, (B) to pay principal on the Subordinated Note, (C) to pay any remaining expenses of the Issuer and to pay any claims of any third party unaffiliated with the Issuer and (D) to pay a dividend or other distribution on its membership interests as permitted by Section 13(i), PROVIDED THAT if a Cash Accumulation Event has occurred and has not been cured under
         Section 5(j)(vi) hereof, any remaining Available Cash after any payments pursuant to this clause (iii) FIRST and SECOND above shall be deposited into the Cash Accumulation Account;

                  (iv) The Collateral Agent shall retain in the Collateral Account the remaining amounts deposited into the Collateral Account on or prior to such Business Day.

     No payments may be made pursuant to Section 7(a)(iii) unless the amounts equal to the Monthly Expense Amount and the Monthly Interest Amount shall have been deposited in their respective Subaccounts and no Early Amortization Event or Potential Early Amortization Event would be caused by such payment. In addition, no payment shall be made pursuant to Section 7(a)(iii) if a Potential Early Amortization Event has occurred and is continuing and the Collateral Agent, acting at the direction of the Majority Noteholders, has notified the Issuer and the Servicer in writing that no further payments may be made thereunder.

     (b) DURING THE AMORTIZATION PERIOD. By the end of business, New York time, on each Business Day during the Amortization Period, the Collateral Agent shall make, to the extent of available funds, the following transfers, based solely on the Daily Report covering the Applicable Day, according to the following priorities, satisfying, to the extent required, each priority before making a transfer to any succeeding priority:

                  (i) The Collateral Agent shall transfer to the Expenses Subaccount all amounts deposited into the Collateral Account on or prior to such Business Day (and not previously allocated pursuant to clauses (i), (ii) or (iii) of this subparagraph (b)) until such transfers, on an aggregate month-to-date basis, equal the sum of (A) the Monthly Expense Amount for the current Settlement Period and (B) to the extent that the costs and expenses of the Successor Servicer exceed the Monthly Servicing Fee Amounts, any reasonable expenses per distribution that are incurred by the Successor Servicer relating to printing and distributing lists of the Restaurants after a Servicer Termination Event up to the lesser of $50,000 or fifty percent of the aggregate principal amount of the Notes outstanding;

                  (ii) The Collateral Agent shall transfer all amounts deposited into the Collateral Account on or prior to such Business Day (and not previously allocated pursuant to Clauses (i), (ii) or (iii) of this subparagraph (b)) in the following order of priority: FIRST, to the Interest Subaccount until such transfers, on an aggregate month-to-date basis, equal the Monthly Interest Amount for the current Settlement Period, plus any unpaid Interest Shortfall; and SECOND, to the Principal Subaccount until the amount in such account is sufficient to pay the outstanding principal on the Notes in full;

                  (iii) Any amount in the Collateral Account on such Business Day and not otherwise allocated pursuant to this Section 7(b) shall be held in the Collateral Account until applied pursuant to Section 8(b).

     SECTION 8. DISTRIBUTIONS ON PAYMENT DATES. (a) PRIOR TO AMORTIZATION COMMENCEMENT DATE. On each Payment Date prior to an Amortization Commencement Date, the Collateral Agent shall (on the basis of the information set forth in the preceding Cash Allocation Report), by the end of business, New York time, apply the funds deposited in each subaccount of the Collateral Account during the prior Settlement Period (and not otherwise used to pay for Contract Assets or otherwise distributed in accordance with Section 7(a) hereof on or prior to such Payment Date) to make distributions from such subaccounts in the following amounts and, with respect to each such applicable subaccount, in the order of priority set forth below with respect to each such subaccount:

                  (i) if the Payment Date is also a Note Payment Date, all amounts on deposit in the Expense Subaccount and any remaining funds on deposit in the Collateral Account to pay Expenses to the Trustee, the Rating Agency, Collateral Agent and Servicer, as applicable, for such Note Payment Date;

                  (ii) if the Payment Date is also a Note Payment Date, all amounts on deposit in the Interest Subaccount and any remaining funds on deposit in the Collateral Account to pay any interest due and payable on the Notes on such Note Payment Date, to the Trustee for distribution to the Noteholders, PRO RATA based on principal outstanding if proration is required;

                  (iii) all remaining amounts on deposit in the Collateral Account to pay, on a pro rata basis, based on the amount claimed, other expenses, indemnity payments and interest on overdue amounts that are due to the Collateral Agent, the Trustee and the Noteholders, and any other obligations of the Issuer incurred pursuant to or permitted under the Transaction Documents.

     For purposes of distributions pursuant to clause (a)(iii) above, the Collateral Agent shall distribute amounts to satisfy any amounts that may be unpaid with respect to this Agreement and the Indenture, based upon amounts claimed in writing and set forth in reasonable detail and provided to the Issuer, the Servicer and the Collateral Agent by the Collateral Agent, the Trustee or the Noteholders prior to the applicable Payment Date. If any such amounts are disputed by the Servicer, the Trustee acting at the direction of the Majority Noteholders or any other Person, the amount in dispute shall be promptly deposited by the Collateral Agent and held in escrow pending the resolution of such dispute. Following the resolution of the dispute, the amount shall either be released to the Collateral Agent, the Trustee or the Noteholders, as applicable, or applied on the next Payment Date pro rata to repay the balance of agreed-upon outstanding claims in accordance with Section 8(a) hereof.

     (b) FOLLOWING AMORTIZATION DATE. On each Note Payment Date during an Amortization Period or an Early Amortization Period (including the initial Payment Date thereof), the Collateral Agent shall (on the basis of information set forth in the related Settlement Statement), by the end of business, New York time, apply the funds deposited in each applicable subaccount of the Collateral Account during the prior Settlement Period (and not otherwise distributed in accordance with Section 7 hereof) to make distributions from such subaccounts in the following amounts and, with respect to each such subaccount, in the order of priority set forth below with respect to each such subaccount:

                  (i) all amounts on deposit in the Expenses Subaccount to pay Expenses for such Payment Date and any amounts held to pay the expenses described in Section 7(b)(i)(B) hereof;

                  (ii) all amounts on deposit in the Interest Subaccount and any remaining funds on deposit in the Collection Deposit Account or the Collateral Account to pay any interest due and payable on the Notes on such Payment Date an amount equal to the Interest Shortfall, if any, on such Note Payment Date (including any interest thereon to the extent permitted by law) to the Trustee for distribution to the Noteholders, pro rata based on principal outstanding if proration is required;

                  (iii) all amounts on deposit in the Principal Subaccount to pay principal on the Notes to the Trustee for distribution to the Noteholders, pro rata based on principal outstanding if proration is required; and

                  (iv) all amounts remaining on deposit in the Collateral Account and Collection Deposit Account to pay, on a PRO RATA basis, based on the amount claimed as set forth in writing in reasonable detail, expenses, indemnity payments and interest on overdue amounts that are due to the Collateral Agent, the Trustee and the Noteholders and to pay any other obligations of the Issuer incurred pursuant to or permitted under the Transaction Documents.

     (c) GENERAL ALLOCATION PROCEDURES. The following general allocation procedures shall apply to all allocations in this Section 8:

                  (i) MISCELLANEOUS ITEMS. For purposes of distributions pursuant to clause (b)(iv) above, the Collateral Agent shall distribute amounts to satisfy any remaining amounts that may be unpaid with respect to this Agreement and the Indenture based upon amounts claimed in writing by the Collateral Agent, the Issuer or the Trustee and provided to the Issuer, the Servicer and the Collateral Agent, prior to the applicable Payment Date. If any such amounts are disputed by the Servicer, the Trustee acting at the direction of the Majority Noteholders or any other Person, the amount in dispute shall be promptly deposited by the Collateral Agent and held in escrow pending the resolution of such dispute. Following the resolution of the dispute, the amount shall either be released to the Collateral Agent, the Trustee or the Noteholders, as applicable, or applied on the next Payment Date PRO RATA to repay the balance of agreed-upon outstanding claims in accordance with Section 8(a) hereof; and

                  (ii) NOTIFICATION. The Servicer and the Issuer shall notify the Trustee as promptly as practicable (and in no event later than the applicable Settlement Date) if the funds on deposit in the Collateral Account and not applied to the Expense Subaccount or the Interest Subaccount are sufficient to pay in full the remaining principal amount of and interest payable on the Notes on the next succeeding Note Payment Date.

         (d) FINAL ALLOCATION PROCEDURES. On the Business Day next succeeding the day on which all amounts due under the Notes, and the other Transaction Documents (including any deferred Monthly Servicing Fee Amount) have been paid in full, all remaining amounts on deposit in the Collateral Account shall be paid to the Issuer for application pursuant to the Subordinated Note. Any amounts remaining after payment of the Subordinated Note shall become the property of the Issuer.

         SECTION 9. PURCHASE OF CONTRACT ASSETS. On any Business Day, but no more than once per calendar month, Transmedia may, at its option, purchase from the Issuer Contracts that have become Defaulted Contracts on account of the fact that all the related Meals have not been purchased by Cardmembers within one year of the inception of such Contract by depositing in the Collateral Account an amount equal to the aggregate Contract Price of such Defaulted Contracts on such date of such purchase, PROVIDED, HOWEVER, that the aggregate Contract Price of all such Defaulted Contracts purchased by Transmedia since the Closing Date may not exceed three (3) percent of the principal amount of the Notes issued on the Closing Date. Upon deposit of such amounts and the delivery of a certificate of an officer of Transmedia to the Collateral Agent specifying the Defaulted Contracts so purchased and the amount deposited therefor, the Collateral Agent shall deliver to, and at the expense of, Transmedia a written release of the Collateral Agent's Lien on such Defaulted Contracts upon receipt of the aggregate Contract Price therefore.

         SECTION 10. THE ISSUER REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) the Issuer shall remain liable under the contracts and agreements included in the Secured Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of the rights hereunder shall not release the Issuer from any of its duties or obligations under the contracts and agreements included in the Secured Collateral and (c) neither the Collateral Agent nor any of the Secured Parties shall have any obligation or liability under the contracts and agreements included in the Secured Collateral by reason of this Agreement, nor shall the Collateral Agent or any of the Secured Parties be obligated to perform any of the obligations or duties of the Issuer thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 11. REPRESENTATIONS AND WARRANTIES. On and as of each Purchase Date, the Issuer represents and warrants to each of the Secured Parties all of its representations set forth in the Purchase and Servicing Agreement are true and correct as of such Purchase Date and that:

                  (a) ORGANIZATION; POWERS. The Issuer (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted,
         (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to issue the Notes.

                  (b) AUTHORIZATION. The execution, delivery and performance by the Issuer of each of the Transaction Documents, the acceptance of the proceeds of the Notes and the performance of the other transactions contemplated hereby (collectively, the "TRANSACTIONS") (i) have been duly authorized by all requisite action and (ii) will not (A) violate
         (1) any provision of law, statute, rule or regulation the effect of which would be to cause or be reasonably expected to cause a Material Adverse Change, or any provision of the organizational or other constitutive documents of the Issuer, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which the Issuer is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or
         (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Issuer, except the Liens created pursuant to this Agreement in favor of the Collateral Agent for the benefit of the Secured Parties.

                  (c) ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes, and each other Transaction Document when executed and delivered by the Issuer will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except with respect to the Issuer, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally.

                  (d) GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

                  (e) SUBSIDIARIES. The Issuer has no Subsidiaries.

                  (f) LITIGATION; COMPLIANCE WITH LAWS. (i) There are no actions, suits, investigations, litigation, or proceedings at law or in equity or by or before any Governmental Authority now pending against or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any of its business, property or rights, (A) that involve any Transaction Documents or the Transactions or (B) as to which there is a reasonable probability of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Change.

                           (ii) The Issuer is not in violation of any law, rule
                  or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be likely, individually or in the aggregate, to result in a Material Adverse Change with respect to the Issuer.

                  (g) AGREEMENTS. (i) The Issuer is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could result in a Material Adverse Change.

                           (ii) The Issuer is not in default in any manner under
                  any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound.

                  (h) FEDERAL RESERVE REGULATIONS. (i) The Issuer is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                           (ii) No part of the proceeds of any Notes will be
                  used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (A) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (B) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, T, U or X.

                  (i) INVESTMENT COMPANY ACT. The Issuer is not an "investment company" or an "affiliated Person" of, or "principal underwriter" for, an "investment company," as such terms are defined in, or subject to regulation under, the 1940 Act. The issuance of the Notes, the repayment thereof by the Issuer and the consummation of the Transactions will not violate any provision of the 1940 Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. The Issuer will not issue or register the transfer of any of its membership interests if immediately after such issuance or transfer there would be more than 100 beneficial owners (within the meaning of the 1940 Act) of (i) the Notes, (ii) the membership interests of the Issuer and (iii) all other securities of the Issuer.

                  (j) USE OF PROCEEDS. The proceeds of the issuance of the Notes shall be used by the Issuer as set forth in Section 6 of the Indenture.

                  (k) TAX RETURNS. The Issuer has filed all federal, state and local tax returns required to have been filed by it and has paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Issuer shall have set aside on its books adequate reserves.

                  (1) NO MATERIAL MISSTATEMENT. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Issuer to any Noteholder, the

         Trustee or the Collateral Agent, in connection with the negotiation of any Transaction Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

                  (m) CONTRACT ASSETS. Immediately prior to the sale of the Contract Assets by the Seller to the Issuer pursuant to the Purchase and Servicing Agreement, the Seller was the sole legal beneficial owner of the Contract Assets sold, transferred or otherwise conveyed by it, free and clear of any Liens. Upon the sale of the Contract Assets by the Seller to the Issuer pursuant to the Purchase and Servicing Agreement, (i) the Issuer acquired all the right, title and interest in such Contract Assets, (ii) the Seller received the rights created by the Subordinated Note and (iii) the Contract Assets were free and clear of any Liens, except for Liens granted by the Issuer in favor of the Collateral Agent in accordance with this Agreement. The Issuer will not suffer to exist any Liens on the Contract Assets except for the security interest created by this Agreement in favor of the Collateral Agent. No effective financing statement or other instrument similar in effect covering all or any part of the Contract Assets is on file in any recording office, except such as may have been filed, (i) in favor of the Issuer with respect to Contract Assets acquired from the Seller and (ii) in favor of the Collateral Agent relating to this Agreement.

                  (n) PERFECTED FIRST PRIORITY LIENS. Appropriate financing statements have been filed in the jurisdictions listed on Schedule II and all other appropriate action has been duly taken so that, at all times on or after the Closing Date, the Liens granted pursuant to this Security Agreement, (i) in the case of Secured Collateral to which
         Article 9 of the UCC applies, will constitute valid and perfected Liens on such Secured Collateral and, (ii) in the case of all other Secured Collateral, will constitute valid and, if applicable, perfected Liens which have attached to such Secured Collateral, in either case in favor of the Collateral Agent, for the benefit of the Secured Parties, which are prior to all other Liens on such Secured Collateral.

                  (o) LIENS ON ASSETS. There are no Liens of any nature on any of the property or assets of the Issuer, except the Liens created pursuant to the Transaction Documents in favor of the Collateral Agent. The Issuer is not a party to any contract, agreement, lease or instrument (other than the Transaction Documents) the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any of the property or assets of the Issuer or otherwise result in a violation of any of the Transaction Documents.

                  (p) EXECUTIVE OFFICES. The chief place of business and chief executive office of the issuer and the office where the Issuer will keep its records concerning the Secured Collateral, if any, and the original copies of the Assigned Collateral are located at the address specified in Section 28 hereof for the Issuer.

                  (q) CREDIT CARD COMPANY AGREEMENTS. Except for the Credit Card Companies identified on Schedule III, neither the Issuer or Seller or any affiliate of any of them, have entered into, nor caused the Servicer to enter into on their behalf, any agreement with any Person to acquire, process and settle credit card transactions against Cardmembers' Credit Card Accounts in connection with the use by a Cardmember of the Transmedia Card.

                  (r) The Issuer has not made and will not make any untrue statement of a material fact or omitted to state a material fact necessary to make any statement not misleading and has not provided any document to the Initial Purchasers or the Rating Agency which contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 12. AFFIRMATIVE COVENANTS. The Issuer covenants and agrees that, so long as the principal of or interest on any Notes, any Expenses or any other expenses or amounts payable under any Transaction Document shall be unpaid, unless the Trustee (at the direction of the Majority Noteholders) shall otherwise consent in writing, the Issuer will:

                  (a) EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and maintain such legal existence separate from that of the Seller and any Affiliates thereof.

                  (b) BUSINESS AND PROPERTIES. Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names and all consents material to the conduct of its business; maintain and operate such business in substantially the manner in which it is currently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (subject to ordinary wear and tear) and from time to time make, or cause to be made, all repairs, renewals, additions, improvements and replacements thereto reasonably necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  (c) INSURANCE. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

                  (d) OBLIGATIONS AND TAXES. Pay its Indebtedness and other obligations promptly before the same shall become delinquent or in default and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Issuer shall have set aside on its books adequate reserves with respect thereto.

                  (e) FINANCIAL STATEMENTS, REPORTS, ETC. Furnish or cause to be furnished to the Trustee, each Noteholder, S&P and the Collateral
         Agent:

                           (1) on each Settlement Date, a certificate of the
                  President, any Vice President or any Financial Officer of the Independent Member certifying that no Early Amortization Event or Potential Early Amortization Event has occurred or, if such an Early Amortization Event or Potential Early Amortization Event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                           (2) as soon as possible, but not later than 90 days
                  after the end of each fiscal year, the Issuer's consolidated balance sheet and related statements of income and cash flows, showing the financial condition of the Issuer as of the close of such fiscal year and the results of its operations during such year, audited by independent public accountants of recognized national standing reasonably acceptable to the Majority Noteholders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than as may be approved by the Collateral Agent and the Trustee acting at the direction of the Majority Noteholders) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Issuer on a consolidated basis in accordance with GAAP consistently applied;

                           (3) as soon as possible, but not later than 45 days
                  after the end of each of the first three fiscal quarters of each fiscal year, the Issuer's unaudited consolidated balance sheets and related statements of income and cash flows showing the financial condition of the Issuer and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of its consolidated Subsidiaries during such fiscal quarter and the elapsed portion of such fiscal year, all certified by the President, any Vice President or any Financial Officer of the Independent Member as fairly presenting the financial condition and results of operations of it and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments without GMP footnotes;

                           (4) concurrently with any delivery of financial
                  statements under (1) and (2) above, a certificate of the President, any Vice President or any Financial Officer of the Independent Member certifying such statements and certifying that no Purchase Termination Event, Potential Purchase Termination Event, Early Amortization Event, Potential Early Amortization or Servicer Termination Event has occurred, or if such a Purchase Termination Event, Potential Purchase Termination Event, Early Amortization Event, Potential Early Amortization or Servicer Termination Event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                           (5) as soon as possible but not later than 90 days
                  after the end of each fiscal year, the financial statements of the Servicer required by Section 5.01(a)(i) of the Purchase and Servicing Agreement;

                           (6) as soon as possible but not later than 45 days
                  after the end of each of the first three fiscal quarters of each fiscal year, the financial statements of the Servicer required by Section 5.01(a)(ii) of the Purchase and Servicing Agreement;

                           (7) concurrently with any delivery of financial
                  statements under (5) and (6) above, a certificate of the President, any Vice President or any Financial Officer of the Servicer certifying such statements and certifying that no Purchase Termination Event, Potential Purchase Termination Event, Early Amortization Event, Potential Early Amortization or Servicer Termination Event has occurred, or if such a Purchase Termination Event, Potential Purchase Termination Event, Early Amortization Event, Potential Early Amortization or Servicer Termination Event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                           (8) no later than January 15 of each year, the annual
                  independent public accountant's servicing report required by
                  Section 6.03(a) of the Purchase and Servicing Agreement;

                           (9) no later than 45 days after the end of the fiscal
                  quarter of the Issuer ending in September of each year, the report required by Section 6.03(b) of the Purchase and Servicing Agreement;

                           (10) promptly, from time to time, such other
                  information regarding the operations, business affairs and financial condition of the Issuer, or compliance with the terms of any Transaction Document, as the Trustee, Noteholders or the Collateral Agent may reasonably request;

                           (11) promptly after the same are available, copies of
                  each annual report, proxy or financial statement or other report or communication, if any, sent to the stockholders of Transmedia generally and copies of all annual, regular, periodic and special reports and registration statements which Transmedia may file or be required to file with the Securities and Exchange Commission under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended;

                           (12) promptly after the commencement thereof, notice
                  of any action, suit and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign against Transmedia or any of its Subsidiaries, (A) which, if determined adversely to Transmedia or such Subsidiary, would have a Materially Adverse Effect, or (B) commenced by any creditor or lessor under any written credit agreement with respect to borrowed money or material lease which asserts a default thereunder on the part of Transmedia or any of its Subsidiaries;

                           (13) promptly upon the filing thereof and at any time
                  upon the reasonable request of the Purchaser, the Trustee, the Collateral Agent or any Noteholder, permit such Person the opportunity to review copies of all reports, including annual reports, and notices which Transmedia or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as practicable and in any event within fifteen (15) days after Transmedia or any of its Subsidiaries knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Pension Plan or that the PBGC or Transmedia or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Pension Plan, Transmedia will deliver to the Purchaser, the Trustee, the Collateral Agent and each Noteholder a certificate of the President, any Vice President or a Financial Officer setting forth details as to such Reportable Event or Prohibited Transaction or Pension Plan termination and the action it proposes to take with respect thereto;

                           (14) promptly upon receipt thereof, copies of any
                  reports or management letters relating to the internal financial controls and procedures delivered to Transmedia or any of its Subsidiaries by any independent certified public accountant in connection with examination of the financial statements of Transmedia or any such Subsidiary; and

                           (15) such additional information as the Purchaser,
                  the Trustee, the Collateral Agent or any Noteholder may reasonably request concerning Transmedia and its Subsidiaries.

                  (f) LITIGATION AND OTHER NOTICES. Furnish to the Trustee and the Collateral Agent immediate written notice of the following:

                           (1) any Early Amortization Event, Potential Early
                  Amortization Event, Purchase Termination Event or Potential Purchase Termination Event, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                           (2) any event of default, default or similar event
                  under any other Transaction Document;

                           (3) the filing or commencement of, or any threat or
                  notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Issuer that, if adversely determined, could result in a Material Adverse Change;

                           (4) any notices received by the Issuer under the
                  Purchase and Servicing Agreement (together with copies thereof); and

                           (5) any other development that has resulted in, or
                  could reasonably be anticipated to result in, a Material Adverse Change.

                  (g) INFORMATION TO THE NOTEHOLDERS. On or prior to each Note Payment Date, forward to the Trustee for distribution to each Noteholder the related Settlement Statement; on or before January 31 of each calendar year, beginning with calendar year 1998, forward to the Trustee for distribution to each Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Issuer and the Servicer containing the information in the form mutually agreed upon between the Issuer and the Majority Noteholder) together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Noteholders to prepare their tax returns; and for so long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, cooperate (and direct the Servicer to cooperate) with the Trustee to provide to any Noteholder and to any prospective purchaser of the Notes, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions, if applicable, set forth in Rule 144A(d)(4) under the Securities Act.

                  (h) USE OF PROCEEDS. Use the proceeds of the issuance of the Notes as set forth in Section 6 of the Indenture.

                  (i) DAILY REPORTS AND SETTLEMENT STATEMENTS.

                           (1) Cause the Servicer to prepare pursuant to the
                  Purchase and Servicing Agreement the Daily Report on each Business Day and telecopy such Daily Report to the Issuer, the Collateral Agent, the Trustee and, upon request, the Noteholders by 12:00 Noon, New York time, on that same day.

                           (2) Cause the Servicer (A) to prepare a Settlement
                  Statement and provide such Settlement Statement to the Collateral Agent, the Trustee, the Rating Agency and, upon request, the Noteholders as soon as possible but in no event later than 12:00 Noon, New York time, on each Settlement Date and (B) to prepare a Cash Allocation Report and provide such Cash Allocation Report to the Collateral Agent and the Trustee as soon as possible but in no event later than 12:00 Noon, New York time, on each Report Date.

                           (3) Permit and cause the Servicer to permit the
                  Trustee to verify any Daily Report, Settlement Statement or Cash Allocation Report by conducting field audits or performing other investigations or inspections of the calculations or methodology serving as the basis of such Daily Report, Settlement Statement or Cash Allocation Report in accordance with the Purchase and Servicing Agreement.

                           (4) Cause the Servicer to deliver the Daily Report to
                  the Initial Noteholder's designee on each of the first 30 Business Days after the Closing Date.

                  (j) COMPLIANCE WITH LAWS. At all times observe and comply in all material respects with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities that are now or may at any time be applicable to the Issuer, except such violation thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Issuer; PROVIDED, HOWEVER, that the Issuer shall immediately give the Trustee and the Collateral Agent prompt written notice of such contest and shall immediately make such reserve or other appropriate provision as shall be required in accordance with GAAP in connection with such contest.

                  (k) INDEPENDENT MEMBER. Ensure that at least one Member is an Independent Member, having a person who is both an Independent Officer and an Independent Director, and in the event of the death of the person serving as the Independent Officer and Independent Director, promptly cause the Independent Member to appoint a successor Independent Officer and Independent Director, and cause the Independent Member not to remove or allow the resignation of the Independent Officer and the Independent Director until a successor has accepted such positions.

                  (1) DELIVERY OF MATERIALS FOR THE COLLECTION OF SECURED COLLATERAL. Upon the occurrence and during the continuance of an Early Amortization Event and upon the request of the Trustee acting at the direction of the Majority Noteholders, make such arrangements with respect to the collection of the Secured Collateral as may be reasonably requested by the Trustee.

                  (m) RESERVE ACCOUNT. To make such deposits of funds into the Reserve Account as is necessary to assure that at all times the Reserve Account contains all amounts necessary to fulfill the Issuer's obligations to pay Restaurants for Credits after the Closing Date under all Contracts which are part of the Purchased Contract Assets.

                  (n) Each of the Issuer and the Servicer agrees to give the Collateral Agent and the Trustee immediate written notice of each Early Amortization Event, Potential Early Amortization Event, Purchase Termination Event and Potential Purchase Termination Event on the part of the Issuer or the Servicer, as the case may be, under the Indenture, the Purchase and Servicing Agreement or hereunder, as applicable.

                  (o) PRESERVATION OF LICENSE. The Issuer will do or cause to be done all things necessary to preserve and maintain the License against the claims of all Persons (other than those Persons to whom the License or similar licenses have also been granted).

                  (p) USE AND ENFORCEMENT OF LICENSE. The Issuer will do or cause to be done all things necessary to use and enforce the License to facilitate the servicing and collection of the Purchased Contract Assets upon the occurrence of a Purchase Termination Event.

                  (q) ASSERTION OF BANKRUPTCY RIGHTS. In the event that Transmedia, any of the Initial Sellers or the Seller becomes a debtor in a proceeding under the Bankruptcy Code, the Issuer will:

                           (i) prior to any such debtor's determination
                  regarding whether to assume or reject the License in accordance with Bankruptcy Code Section 365, do or cause to be done all things necessary to insure that any such debtor complies with Bankruptcy Code Section 365(n)(4);

                           (ii) if any such debtor determines to reject the
                  License in accordance with Bankruptcy Code Section 365, do or cause to be done all things necessary to elect to retain its rights under the License for the duration of the License (as any such period may be extended by the Issuer) under Bankruptcy Code Section 365(n)(1)(B);

                           (iii) if any such debtor determines to reject the
                  License in accordance with Bankruptcy Code Section 365, and in connection with the Issuer's election to retain its rights under the License as described in (ii) above, do or cause to be done all things necessary to insure any such debtor's compliance with Bankruptcy Code Section 365(n)(2)(A) and Bankruptcy Code Section 365(n)(3); and

                           (iv) if any such debtor determines to reject the
                  License in accordance with Bankruptcy Code Section 365, and in connection with the Issuer's election to retain its rights under the License as described in (ii) above, do or cause to be done all things necessary to comply with Bankruptcy Code
                  Section 365(n)(2)(B).

                  (r) On each Note Payment Date, prior to making any distribution to any Member, deposit from Distributable Cash (as defined in the Limited Liability Company Agreement), if any, to the Settlement Account an amount equal to the excess, if any, of (i) the Settlement Account Required Deposit Amount OVER (ii) the amount on deposit in the Settlement Account (or the fair market value of any securities on deposit therein) on such Note Payment Date.

         SECTION 13. NEGATIVE COVENANTS. The Issuer covenants and agrees that, so long as the principal of or interest on any Notes, any Expenses or any other expenses or amounts payable under any Transaction Document shall be unpaid, unless the Trustee (as directed by the Majority Noteholders) shall otherwise consent in writing, the Issuer will not:

                  (a) INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except: (i) Indebtedness evidenced by the Notes; (ii) Indebtedness representing fees, expenses and indemnities payable pursuant to and in accordance with the Transaction Documents; (iii) the Subordinated Note; and (iv) Indebtedness for Issuer Expenses.

                  (b) LIENS. Incur, create, assume or permit to exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the Liens created pursuant to this Agreement in favor of the Collateral Agent and any Lien created in connection with any repurchase obligation which is an Eligible Investment; PROVIDED, HOWEVER, that nothing in this subsection (b) shall prevent or be deemed to prohibit the Issuer from suffering to exist upon any of the Secured Collateral any Liens for municipal, local or state taxes if such taxes shall not at the time be due and payable or if the Issuer shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                  (c) GUARANTEES. Incur, create, assume or permit to exist any Guarantees.

                  (d) CREDITORS. Create or permit to exist any creditors other than the holders of Indebtedness permitted by Section 13(a) and the other parties expressly contemplated and permitted by the Transaction Documents.

                  (e) BUSINESS OF ISSUER. Engage at any time in any business or business activity other than the acquisition of Contract Assets pursuant to the Purchase and Servicing Agreement and the activities incidental to the purchase and ownership of the Contract Assets, the issuance of Notes and the other Transactions, and the making of any investments permitted under paragraph (f) below and other incidental and related transactions expressly permitted hereunder.

                  (f) INVESTMENTS, LOANS AND NOTES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person except for Purchased Contract Assets and Eligible Investments or engage in any transactions involving commodity options or futures contracts or similar transactions.

                  (g) MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, including the Secured Collateral (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) any of the assets of any other Person, other than the acquisition of Contract Assets by the Issuer pursuant to, and in accordance with the terms of, the Purchase and Servicing Agreement and the repayment of the Notes pursuant to, and in accordance with the terms of, this Agreement and the Purchase and Servicing Agreement.

                  (h) LEASE OBLIGATIONS. Incur, create, assume or permit to exist any Lease Obligations, except as are necessary for the permitted operations of the Issuer.

                  (i) DIVIDENDS AND DISTRIBUTIONS. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any membership interests ("RESTRICTED PAYMENTS,") or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its membership interests or set aside any amount for any such purpose, except for dividends and return of capital prior to the Amortization Commencement Date from amounts released or distributed to the Issuer pursuant to Section 7(a)(iii) FOURTH; PROVIDED, HOWEVER, the Issuer shall not declare or pay, directly or indirectly, any Restricted Payment or any amount due on the Subordinated Note on any date on which the amount on deposit in the Settlement Account (or the fair market value of any securities on deposit therein) on such date is less than the Settlement Account Required Deposit Amount.

                  (j) TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except as set forth in the Transaction Documents.

                  (k) ACCOUNTING CHANGES. Make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law and, in each case, as disclosed to the Trustee and the Collateral Agent in the Issuer's financial information submitted pursuant to Section 12(e).

                  (1) MEMBERSHIP INTERESTS. Issue any membership interests to any entity or Person, other than the membership interests issued to the initial Members upon formation of the Issuer, permit any of its membership interests to be transferred to any Person or otherwise change its equity structure in any manner.

                  (m) CAPITAL EXPENDITURES. Incur or make any Capital Expenditures (whether for cash or the incurrence or assumption of Indebtedness).

                  (n) AMENDMENTS. (i) Amend its organizational documents or limited liability company agreement without the consent of the Trustee acting at the direction of the Majority Noteholders; or (ii) amend, modify or waive (or permit to be amended, modified or waived), without the consent of the Trustee acting at the direction of the Majority Noteholders, the Purchase and Servicing Agreement, the Purchase Agreement or any of the other Transaction Documents to which the Issuer is a party.

                  (o) OTHER AGREEMENTS. Enter into or be a party to any agreement, instrument or transaction other than the Transaction Documents and the documents related thereto, other than de minimus agreements.

                  (p) NO POWERS OF ATTORNEY. Grant any powers of attorney to any Person for any purposes except (i) for the purpose of permitting any Person to perform any ministerial functions on behalf of the Issuer that are not prohibited by or inconsistent with the terms of the Transaction Documents, (ii) to the Collateral Agent in connection with this Agreement or (iii) as expressly permitted by the Transaction Documents.

                  (q) MAINTENANCE OF SEPARATE EXISTENCE. (i) Fail to do all things necessary to maintain its existence separate and apart from the Seller, and any Affiliate thereof, including, without limitation, holding regular meetings of its Members and maintaining appropriate books and records (including a current minute book); (ii) except as required by law or the Transaction Documents, suffer any limitation on the authority of its own Members to conduct its business and affairs in accordance with the independent business judgment of their officers and directors or authorize or suffer any Person other than its own Members to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a company's own Members would customarily be responsible; (iii) fail to
         (A) maintain or cause to be maintained by an agent of the Issuer under the Issuer's control physical possession of all itS books and records,
         (B) maintain capitalization adequate for the conduct of its business,
         (C) account for and manage all its liabilities separately from those of any other Person, including payment by it of all payroll, administrative expenses and taxes, if any, from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, (E) to the extent any such payments are made, pay its employees, Members and agents for services performed for the Issuer or
         (F) maintain Members and maintain separate offices with a separate telephone number from those of the Seller or any Affiliate of the Seller; or (iv) commingle its funds with those of the Seller or any Affiliate of the Seller or use its funds for other than the Issuer's uses except as permitted by the Purchase and Servicing Agreement.

                  (r) Voluntarily commence any bankruptcy or insolvency proceedings without the unanimous consent of its Members (including, without limitation, the affirmative vote or consent of its Independent Member).

                  (s) ELECTION TO TERMINATE LICENSE UPON REJECTION. In the event Transmedia or any of the Initial Sellers becomes a debtor in a proceeding under the Bankruptcy Code, if any such debtor determines to reject the License in accordance with Bankruptcy Code Section 365, the Issuer will not elect under Bankruptcy Code Section 365(n)(1)(A) to treat the License as terminated.

                  (t) At any time permit to exist more than 50 beneficial owners (within the meaning of the Investment Company Act) of securities (other than the Notes) of the Issuer.

         SECTION 14. EARLY AMORTIZATION EVENTS. The occurrence of any of the following events shall constitute an "Early Amortization Event":

                  (a) any representation or warranty of the Seller, either of the Initial Sellers, the Servicer or the Issuer made or deemed made in or in connection with any Transaction Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished by the Seller or the Issuer in connection with or pursuant to any Transaction Document shall prove to have been false or misleading in any material respect when so made, deemed made or furnished and such condition shall continue unremedied for a period of ten (10) Business Days after written notice thereof by the Trustee or after an officer of a Member obtains knowledge thereof;

                  (b) (i) default shall occur in the payment of any principal, interest or fees in respect of any Note when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise and such default continues unremedied for a period of one (1) Business Day, or (ii) a Borrowing Base Deficiency shall occur, such Borrowing Base Deficiency is greater than amounts retained in the Collateral Account and continues uncured for three (3) consecutive Business Days, or (iii) a Borrowing Base Deficiency shall occur, such Borrowing Base Deficiency is greater than amounts retained in the Collateral Account and such condition occurred on more than four (4) Business Days during any eight (8) consecutive days;

                  (c) default shall occur in the payment of any other amount (other than an amount referred to in paragraph (b) above) due under any Transaction Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of ten
         (10) Business Days;

                  (d) default shall occur in the due observance or performance by the Issuer of (i) Section 12(a), (h), or (m), (ii) any covenant contained in Section 13, or (iii) Section 19(a) (other than a default in the due observance or performance by the Issuer of clause (ii) of Section l9(a), which default shall be governed by

         Section 14(e)) and such condition shall continue unremedied for a period of ten (10) Business Days after written notice thereof by the Trustee;

                  (e) default shall occur in the due observance or performance by the Issuer of any covenant, condition or agreement contained in any Transaction Document (other than those specified in paragraph (a), (b), (c) or (d) above) and such default shall continue unremedied for a period of ten (10) Business Days after the receipt of written notice of such breach from the Trustee (acting at the direction of the Majority Noteholders) or any Material Noteholder or an officer of a Member obtains knowledge thereof;

                  (f) any Lien created by the Transaction Documents in any of the Secured Collateral shall cease to be a valid and enforceable first priority perfected security interest;

                  (g) the Issuer shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000, when and as the same shall become due and payable or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition or any other pleading shall be filed in a court of competent jurisdiction seeking (i) relief in respect of either of the Initial Seller, the Seller, the Servicer or the Issuer, or of a substantial part of the property or assets of either of the Initial Sellers, the Seller, the Servicer or the Issuer, under the Bankruptcy Code, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either of the Initial Sellers, the Seller, the Servicer or the Issuer or for a substantial part of the property or assets of such Person or
         (iii) the winding-up or liquidation of either of the Initial Sellers, the Seller, the Servicer or the Issuer; and such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) either of the Initial Sellers, the Seller, the Servicer or the Issuer shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other federal or State bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar off1cial for such Person or for a substantial part of the property or assets of such Person, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (j) one or more judgments for the payment of money in an aggregate amount in excess of $25,000 shall be rendered against the Issuer and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Issuer to enforce any such judgment;

                  (k) any nonmonetary judgment or order shall be rendered against the Issuer which does or could reasonably be expected to cause a Material Adverse Change, and either (A) enforcement proceedings shall have been commenced by any person upon such judgment or order or (B) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (1) breach by either of the Initial Sellers, the Seller, the Servicer, or the Issuer of any covenant or agreement contained in the Purchase and Servicing Agreement or the Purchase Agreement shall have occurred and such breach shall continue unremedied for longer than the applicable grace period, if any, set forth in the Purchase and Servicing Agreement or the Purchase Agreement, as applicable;

                  (m) a Purchase Termination Event shall have occurred and shall be continuing under the Purchase and Servicing Agreement or the Purchase Agreement, as applicable;

                  (n) any material provision of any of the Transaction Documents shall for any reason, cease to be in full force and effect on, and enforceable in accordance with its terms against the Issuer, either Initial Seller, the Servicer or the Seller, or the Issuer, either Initial Seller, the Servicer or the Seller shall so assert in writing, or the security interest purported to be created by this Agreement shall not be a valid and enforceable perfected first priority security interest in favor of the Collateral Agent in any of the Secured Collateral;

                  (o) there shall occur any Material Adverse Change with respect to the Issuer, the Seller, either Initial Seller or the Servicer;

                  (p) the Issuer shall become an "investment company" under the 1940 Act;

                  (q) any Pension Plan Termination Event described in clauses
         (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than ten (10) days and the sum (determined as of the date of occurrence of such Pension Plan Termination Event) of the Insufficiency of the Employer Plan in respect of which such Pension Plan Termination Event shall have occurred and the

         Insufficiency of any and all other Employer Plans with respect to which such a Pension Plan Termination Event shall have occurred and then exists is equal to or greater than $5,000,000;

                  (r) the Issuer or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and (i) the Issuer or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and are not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (ii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiempioyer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds a total liability of $5,000,000 or requires payments exceeding $500,000 per annum in excess of the annual payments made by the Issuer or an ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received;

                  (s) the Issuer or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination, the aggregate annual contributions of the Issuer and ERISA Affiliates thereof to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $500,000;

                  (t) the Issuer or any ERISA Affiliate thereof shall have committed a failure described in Section 302(0 of ERISA;

                  (u) the Servicer shall (i) fail to perform in any material respect its obligations as Servicer in conformance with the Purchase and Servicing Agreement and such condition shall continue unremedied for a period of ten (10) Business Days after written notice thereof by the Trustee or (ii) resign pursuant to Section 6.11 of the Purchase and Servicing Agreement;

                  (v) (i) an amount due and payable on the Notes shall not be paid (whether on the due date thereof or by acceleration thereof or otherwise) and such failure shall not be cured by payment thereof from the Issuer within two Business Days thereafter or (ii) the Noteholders are not paid when and as due any other amount payable by the Issuer under the Indenture or under the Note Purchase Agreement and such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to the Issuer by the Trustee or any Noteholder;

                  (w) during each Settlement Period, the aggregate dollar amount of the Cardmember Rebates credited to Cardmembers shall exceed 25% of Net Collections; for the purposes of this calculation, nonmonetary Cardmember Rebates shall be valued at the cost to the Issuer of such rebates as set forth in Section 6.05(m) of the Purchase and Servicing Agreement;

                  (x) the stockholders' equity of Transmedia and its consolidated subsidiaries (as that term is used under GAAP) as reflected in the most recent consolidated financial statements of Transmedia is not equal to at least $24 million;

                  (y) Usage during the three immediately preceding calendar months does not exceed 9.0% of the principal balance of the Notes as of the last day of each such month;

                  (z) the ratio of (i) the total long term debt (as that term is used in GAAP) of Transmedia and its consolidated subsidiaries to (ii) the stockholders' equity (as that term is used in GAAP) of Transmedia and its consolidated subsidiaries greater than 4:1;

                  (aa) on any Settlement Date occurring on or after April 15, 1997, the average of the Monthly Write-off Percentage for the immediately preceding three (3) Settlement Periods exceeds 0.8334%; or

                  (ab) as of any Settlement Date occurring on or after April 15, 1997, the aggregate dollar amount of Credit Adjustments for the immediately preceding three Settlement Periods is greater than an amount equal to the product of (i) 0.005 and (ii) the aggregate Usage in such period.

         SECTION 15. AUTOMATIC DESIGNATION OF AMORTIZATION COMMENCEMENT DATE. Immediately upon the occurrence of an Early Amortization Event specified in
Section 14(b)(ii), Section 14(d)(iii), Section 14(h), Section 14(i), Section 14(p), Section 14(w), Section (14y), or Section 14(aa) or, upon the occurrence of a Purchase Termination Date, the Amortization Commencement Date shall automatically be designated without any action required by the Collateral Agent, the Trustee or any other Person.

         SECTION 16. OPTIONAL DESIGNATION OF AMORTIZATION COMMENCEMENT DATE. At any time following the occurrence of any Early Amortization Event other than as set forth in Section 15 hereof and during the continuance of such event, the Collateral Agent may, and, upon the direction of the Trustee acting at the written direction of the Majority Noteholders, shall, by notice to the Issuer, designate the Amortization Commencement Date.

         SECTION 17. ACTIONS FOLLOWING EARLY AMORTIZATION EVENT; DESIGNATION OF AMORTIZATION COMMENCEMENT DATE; ACCELERATION OF THE NOTES. Following the automatic designation of the Amortization Commencement Date pursuant to Section 15 or the optional designation of the Amortization Commencement Date pursuant to
Section 16 and at any time thereafter (other than as a result of the commencement of the Scheduled Amortization Period), the Collateral Agent may, and, at the direction of the Trustee acting at the written direction of the Majority Noteholders and following the occurrence or during the continuation of an Early Amortization Event, the Collateral Agent at the direction of the

Trustee acting at the direction of the Majority Noteholders may take any or all of the following actions, at the same or different times:

                  (a) Without notice to the Issuer except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against the Collateral Account or the Collection Deposit Accounts in accordance with Section 8 hereof.

                  (b) Exercise in respect of the Secured Collateral, in addition to any and all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC of the State of any applicable jurisdiction and the Collateral Agent may and, at the direction of the Trustee acting at the direction of the Majority Noteholders, shall, without notice, except as specified below, (i) identify and engage a successor Servicer to act as Servicer for the Secured Collateral if a Purchase Termination Event specified in Section 7.01 of the Purchase and Servicing Agreement has occurred and (ii) engage consultants to advise on the Restaurant Guidelines and other matters in respect of the Secured Collateral. The Issuer agrees that 30 days' notice to the Issuer (promptly confirmed in writing) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Issuer agrees that the Collateral Agent shall not be obligated to make any sale of Secured Collateral regardless of any notice of sale having been given. The Collateral Agent may, at the direction of the Trustee acting at the direction of the Majority Noteholders, adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Notwithstanding the foregoing, the Collateral Agent may not solicit or accept bids for or sell the Secured Collateral or any part thereof except to the extent required by applicable law. It is understood that all proceeds of Secured Collateral received by the Collateral Agent shall be distributed in accordance with the priority of payments and allocation procedures specified in Section 8 hereof.

                  (c) Collect the Secured Collateral.

                  (d) Exercise at the Issuer's expense any and all rights and remedies of the Issuer under or in connection with the Purchase and Servicing Agreement or otherwise in respect of the Secured Collateral, including, without limitation, any and all rights of the Issuer to demand or otherwise require payment of any amount under, or performance of any provision of, the Purchase and Servicing Agreement or the Purchase Agreement, as applicable, and all rights under Section 7.02 of the Purchase and Servicing Agreement or the Purchase Agreement, as applicable. It is understood that all proceeds of Secured Collateral received by the Collateral Agent shall be distributed in accordance with the priority of payments and allocation procedures specified in
         Section 8 hereof.

                  (e) All payments received by the Issuer under or in connection with the Purchase and Servicing Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Issuer and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

                  (f) Any cash held by the Collateral Agent as Secured Collateral and all cash proceeds received by the Collateral Agent in respect of any collection from, or other realization upon, all or any part of the Secured Collateral will be applied and then may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral and applied as set forth in Sections 7 and 8 hereof.

                  (g) The Collateral Agent may compel the transfer of the Issuer's interest in all rights (by license, sublicense or otherwise) of any computer software that is necessary or desirable to collect the Secured Collateral and the Issuer will deliver and turn over to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent or the Trustee acting at the direction of the Majority Noteholders all the Issuer's books and records pertaining to the Secured Collateral, and the Related Contracts including, without limitation, all original sales slips, chattel paper, if any, invoices, credit files and computer tapes or disks relating to Secured Collateral.

                  (h) The Collateral Agent may take over sole dominion and control of the Post Office Boxes.

                   Upon the occurrence of an event specified in clauses (a),
(b)(i), (b)(iii), (c)-(g), (j)-(l), (n-v) of this Section 14, the Notes may be declared immediately due and payable by the Trustee acting at the written direction of the Majority Noteholders. Upon the occurrence of an event specified in clauses (h) or (i) of Section 14, the Notes shall become immediately due and payable. The Majority Noteholders may in writing, direct the Trustee to direct the Collateral Agent to waive any Early Amortization Event or automatic acceleration of the Notes. No such waiver shall affect any subsequent Early Amortization Event or impair any right consequent thereon. Any Person that obtains knowledge of the occurrence of an Early Amortization Event shall promptly give written notice of such occurrence to the other parties hereto and to the Rating Agency and each of the Initial Sellers.

         SECTION 18. OPTIONAL REDEMPTION. (a) The Issuer shall have the option to redeem the Notes, in whole but not in part, as to the then outstanding Notes, on any Note Payment Date (the "REDEMPTION DATE") after the aggregate principal amount of the then outstanding Notes is less than 10% of the original aggregate principal amount of the Notes, at the applicable Redemption Price plus any fees due hereunder. The Issuer shall set the Redemption Date and the Redemption Record Date and give notice thereof to the Trustee pursuant to Section 18(b). Installments of interest and principal due on or prior to a Redemption Date shall continue to be payable to the Noteholders called for redemption as of the relevant Record Dates according to their terms and the provisions of Section 7 of the Indenture. The election of the Issuer to redeem any Notes pursuant to this Section 18 shall be evidenced by a Board Resolution directing the Trustee to make the payment of the applicable Redemption Price on all of the Notes to be redeemed from monies deposited with the Trustee pursuant to Section 18(d). The Issuer shall, at least 15 days prior to the Redemption Date, notify the Trustee of such Redemption Date.

                  (b) Upon receipt of such notice set forth in Section 18(a), the Trustee shall provide notice of such redemption by first-class mail, postage prepaid, mailed no later than the three Business Days following the date on which such notice was received, to each Person who is a Noteholder on the Record Date preceding the Redemption Date, at his address in the Note Register.

         All notices of redemption shall state:

         (1) the Redemption Date;

         (2) the Redemption Price; and

         (3) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon shall cease to accrue on the Redemption Date if the Redemption Price is paid on such date.

         Notice of redemption of Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder selected for redemption shall not impair or affect the validity of the redemption of any other Note.

                  (c) On or before the Business Day next preceding any Redemption Date, the Issuer shall deposit with the Collateral Agent an amount of monies sufficient to pay the Redemption Price of all Notes which are to be redeemed on such Redemption Date plus any fees due hereunder.

                  (d) Notice of redemption having been given as provided in
Section 18(d), the Notes shall, on the Redemption Date, become due and payable at the Redemption Price and on such Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. The Noteholders shall be paid the Redemption Price by the Trustee on behalf of the Issuer after payment of all amounts then owing to the Trustee, the Collateral Agent and the Servicer if the Servicer is not an Affiliate of Transmedia; PROVIDED, HOWEVER, that installments of principal and interest which are due on or prior to the Redemption Date shall be payable to the Noteholders registered as such on the relevant Record Dates according to their terms and the provisions of Section 7 of the Indenture.

         If the holders of any Note called for redemption shall not be so paid, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the Note Interest Rate.

         SECTION 19. FURTHER ASSURANCES; SUPPLEMENTS. (a) The Issuer and the Seller severally agree that at any time and from time to time, at the expense of the Issuer, each of the Issuer and the Seller (i) will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that the Collateral Agent at the direction of the Trustee acting at the direction of the Majority Noteholders may reasonably request, and
(ii) will promptly execute and deliver all further instruments and documents, and take all further actions that may be desirable; in the case of either clause
(i) or clause (ii), to perfect and protect the assignments and security interests granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Secured Collateral. Without limiting the generality of the foregoing and in addition to and not in limitation of the rights of the Collateral Agent pursuant to Section 17, each of the Issuer and the Seller will (x) if any Secured Collateral shall be evidenced by a promissory note or other instrument (which is not chattel paper), deliver and pledge to the Collateral Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form satisfactory to the Majority Noteholders, and (y) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or that the Collateral Agent at the direction of the Trustee acting at the direction of the Majority Noteholders may request, to protect and preserve the assignments and security interests granted or purported to be granted hereby.

         (b) Each of the Issuer and the Seller hereby severally authorizes the Majority Noteholders to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Secured Collateral without the signature of the Issuer or the Seller where permitted by law. Any such filings shall be made by filing financing statements in the form acceptable to the Majority Noteholders. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Secured Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Collateral Agent will promptly send the Issuer copies of any financing or continuation statements thereto which it files without the signature of the Issuer and will promptly send the Seller copies of any financing or continuation statements thereto which it files without the signature of the Seller except, in the case of filings of copies of this Agreement as financing statements, the Collateral Agent will promptly send the Issuer or the Seller, as the case may be, the filing or recordation information with respect thereto.

         (c) The failure by the Issuer to perform its obligations under this
Section 19 will not constitute a failure by the Seller, and a failure by the Seller to perform its obligations under this Section 19 will not constitute failure by the Issuer.

         SECTION 20. ADDITIONAL SECURED COLLATERAL COVENANTS. (a) The Issuer shall keep its chief place of business and chief executive offices and the offices where it keeps its respective records concerning the Secured Collateral at the location therefor specified in Section ll(p) hereof or, upon 30 days' prior written notice to the Collateral Agent, at such other location in a jurisdiction where all action required by Section 19 hereof shall have been taken with respect to the Secured Collateral. The Issuer will hold and preserve its records and will permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make copies of and abstracts from such records.

         (b) Except as otherwise provided in this subsection (b), the Issuer shall continue to collect, at its own expense, all amounts due or to become due to the Issuer under the Secured Collateral and the Purchase and Servicing Agreement. In connection with such collections, the Issuer may take (and at the direction of the Trustee acting at the direction of the Majority Noteholders after an Early Amortization Event has occurred and is continuing, shall take) such action as the Issuer or the Collateral Agent, at the direction of the Trustee acting at the direction of the Majority Noteholders, may deem necessary or advisable to enforce collection of the Secured Collateral and the Purchase and Servicing Agreement.

         (c) The Issuer will not, without the prior written consent of the Trustee acting at the direction of the Majority Noteholders, grant any extension of the time of payment of any of the Secured Collateral, compromise, compound or settle the same for less than the full amount thereof or release, wholly or partly, any Person liable for the payment thereof, except in accordance with the applicable Restaurant Guidelines.

         (d) The Issuer, at its own cost and expense, shall maintain or cause to be maintained by the Servicer satisfactory and complete records of the Secured Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Secured Collateral and all other dealings with the Secured Collateral. The Issuer will mark conspicuously with a legend, in form and substance satisfactory to a majority in aggregate principal amount of the initial Noteholders, (A) its books, records, computer tapes or disks, and credit files pertaining to the Secured Collateral and the Related Contracts and (B) its file cabinets or other storage facilities where it maintains information pertaining to the Secured Collateral and the Related Contracts, to evidence this Agreement and the assignment and security interest granted hereby. The amount represented by the Issuer to the Collateral Agent from time to time as owing by Restaurants in respect of the Secured Collateral will at such time be, in all material respects, the correct amount actually and unconditionally owing by such Restaurants thereunder.

         (e) The Seller and the Issuer will comply in all material respects with all applicable statutes, rules, and regulations with respect to the Secured Collateral or any part thereof.

         (f) The Issuer will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Secured Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such amount need be paid if (i) such nonpayment does not involve any danger of the sale, forfeiture or loss of any of the Secured Collateral or any interest therein, (ii) the charge or levy is being contested in good faith and by proper proceedings and (iii) the obligation to pay such amount is adequately reserved against in accordance with and tO the extent required by generally accepted accounting principles.

         (g) The Issuer will (i) perform and observe all the terms and provisions of the Purchase and Servicing Agreement to be performed or observed by it, maintain the

Purchase and Servicing Agreement in full force and effect, enforce the Purchase and Servicing Agreement in accordance with its terms and take all such action to such end as may be from time to time requested by the Collateral Agent, PROVIDED that compliance with such request is not likely to have a material adverse effect on the amount of Collections or the timing of the receipt thereof, and
(ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all notices, requests and other documents received by the Issuer under or pursuant to the Purchase and Servicing Agreement, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Collateral as the Collateral Agent, at the direction of the Trustee acting at the direction of the Majority Noteholders, may reasonably request and (B) upon request of the Collateral Agent made at the direction of the Trustee acting at the direction of the Majority Noteholders, make to any counterparty to the Purchase and Servicing Agreement such demands and requests for information and reports or for action as the Issuer is entitled to make under the Purchase and Servicing Agreement.

         (h) The Issuer will not (i) cancel or terminate the Purchase and Servicing Agreement or consent to or accept any cancellation or termination thereof or of the Purchase Agreement, (ii) amend or otherwise modify the Purchase and Servicing Agreement or give any material consent, waiver or approval thereunder or under the Purchase Agreement, (iii) waive any default under or breach of the Purchase and Servicing Agreement or of the Purchase Agreement or (iv) take any other action not required by the terms of the Purchase and Servicing Agreement or of the Purchase Agreement that would impair the value of the interest or rights of the Issuer thereunder or that would impair the interest or rights of the Collateral Agent.

         (i) The Seller and the Issuer will advise the Collateral Agent promptly, in reasonable detail, of any lien, security interest, encumbrance or claim made or asserted against any of the Secured Collateral and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Secured Collateral or on the assignments and security interests granted hereby.

         (j) The failure by the Issuer to perform its obligations under this
Section 20 will not constitute a failure by the Seller, and a failure by the Seller to perform its obligations under this Section 20 will not constitute a failure by the Issuer.

         (k) The Issuer hereby authorizes the Collateral Agent to open and take possession and control of all mail and the contents therein in the Post Office Boxes and use such mail and its contents as Secured Collateral in accordance with the terms and conditions of this Agreement.

         SECTION 21. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Issuer and the Seller each appoints as of the date hereof the Collateral Agent its respective attorney-in-fact with full authority in the place and stead of the Issuer or the Seller, as the case may be, and in the name of the Issuer or the Seller, as the case may be, or otherwise, from time to time in the discretion of the Trustee acting at the direction of the Majority Noteholders, to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, after an Early Amortization Event or Purchase Termination Event has occurred and is continuing to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Secured Collateral, to settle, compromise, compound, prosecute or defend any action or proceeding with respect to the Secured Collateral, to receive, endorse and collect all drafts or other instruments and documents made payable to the Issuer or the Seller, as the case may be, in connection therewith or representing any payment, dividend or other distribution in respect of the Secured Collateral or any part or proceeds thereof and to give full discharge for the same or to extend the time of payment of or to make any allowance or adjustment with respect to any or all of the Secured Collateral, or to replace the Servicer, and if an Early Amortization Event has occurred and is continuing, the Collateral Agent may, as such attorney-in-fact, file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or desirable for the collection thereon or to enforce compliance with the terms and conditions of the Purchase and Servicing Agreement or the Purchase Agreement.

         SECTION 22. COLLATERAL AGENT MAY PERFORM. If the Issuer or the Seller fails to perform any agreement contained herein or if an Early Amortization Event shall have occurred and be continuing, the Collateral Agent, at the direction of the Trustee acting at the direction of the Majority Noteholders, shall at any time itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Issuer; PROVIDED, HOWEVER, upon the reasonable request of the Collateral Agent, the Majority Noteholders shall have provided the Collateral Agent with an indemnity with respect thereto reasonably satisfactory to the Collateral Agent in its sole discretion.

         SECTION 23. THE COLLATERAL AGENT; THE TRUSTEE. (a) The Trustee hereby appoints and authorizes the Collateral Agent to take such action as agent on behalf of each such party, respectively, and to exercise such powers and discretion under this Agreement as are delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent hereby agrees to act as the Collateral Agent on the terms and conditions provided in this Agreement. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement except as expressly set forth herein. It is understood and agreed that any instruction that may be given hereunder to the Collateral Agent by the Trustee may also be given to the Collateral Agent by the Majority Noteholders. If the Collateral Agent receives conflicting instructions from both the Trustee and the Majority Noteholders, the Collateral Agent shall follow the instructions of the Majority Noteholders. The Collateral Agent shall not be required to take any action (except as expressly required herein) or exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the appropriate party or parties pursuant to the provisions hereof, and such instructions shall be binding upon the Secured Parties; PROVIDED, HOWEVER, that the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability for which it shall have reasonable grounds for believing that adequate indemnity against such liability is not reasonably assured to it or which is contrary to any of the Transaction Documents or the Purchase and Servicing Agreement or applicable law and, PROVIDED FURTHER, that the Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with the exercise of any remedies under the Transaction Documents, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Collateral Agent shall provide the Trustee promptly upon receipt copies of all notices received in accordance with, this Agreement. The Collateral Agent shall not be charged with knowledge of an Early Amortization Event or a Potential Early Amortization Event unless it has received written notice thereof from any of the Issuer, the Trustee or the Majority Noteholders, as the case may be or a Responsible Officer has actual knowledge. The Collateral Agent shall not be responsible for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, priority, validity, enforceability, collectibility, or sufficiency of this Agreement or the Secured Collateral. The Collateral Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any Transaction Document or the existence or possible existence of any Early Amortization Event. The Collateral Agent may at any time request instructions from the Trustee, or any other Person authorized hereunder to give instructions with respect thereto, with respect to any actions or approvals which by the terms of this Agreement or any Transaction Document it is permitted or required tO take or to grant, and if such instructions are requested and until received, the Collateral Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person for refraining from any action or withholding any approval under this Agreement. In the absence of negligence or bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any related document. Any request or direction of or notice from the Trustee, or from any other Person authorized to make any such request or give any such notice or instructions, mentioned herein shall be sufficiently evidenced by a request, direction or notice signed by any officer thereof. The Collateral Agent may consult with counsel familiar with similar financial transactions (including in-house counsel) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Collateral Agent shall have no duty (A) to see any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, and (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties; the Collateral Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Trustee hereunder.

         (b) Notwithstanding anything to the contrary contained in this Agreement, neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own negligence or willful misconduct and in no event shall the Collateral Agent be liable for any action taken at the request or direction of the Trustee acting at the written direction of the Majority Noteholders or any other person authorized to request it to act or give it directions hereunder.

         (c) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Secured Collateral for the benefit of the Secured Parties and shall not impose any duty upon the Collateral Agent to exercise any such powers, except as otherwise provided in subsection (a) above. Except for the exercise of reasonable care prior to the Amortization Commencement Date, and thereafter such care as would be exercised by a prudent person, in the custody and preservation of any Secured Collateral in its possession and accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Secured Collateral.

         (d) Neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (A) taking any necessary steps to preserve rights against any parties with respect to any Secured Collateral other than the parties hereto or the parties for whom they are acting as agents or (B) the collection of any proceeds of any Secured Collateral or by reason of any invalidity, lack of value or uncollectibility of any of the Payments received by it from Restaurants or otherwise; and the Collateral Agent shall have no responsibility for evaluating, selecting or in any way rendering any advice with respect to any Eligible Investments.

         (e) The Chase Manhattan Bank and its Affiliates may generally engage in any kind of business with the Seller, the Issuer, or any of their respective Affiliates and any person who may do business with or own securities of the Seller, the Issuer or any of their respective Affiliates, all as if The Chase Manhattan Bank were not Collateral Agent and without any duty to account therefor to any party to this Agreement.

         (f) The Collateral Agent shall have no responsibility for the review of any report delivered to it under Section 6.03 of the Purchase and Servicing Agreement.

         (g) The Collateral Agent shall make available copies of any document, report or schedule delivered to it pursuant to this Agreement or any Transaction Document for inspection upon the written request of the Trustee or any of the Noteholders. The Collateral Agent shall, upon the written request of the Trustee or any of the Noteholders, make, at the expense of the Issuer, a copy of any document, schedule or report received by the Collateral

Agent and deliver, at the expense of the Issuer, such copy to such requesting party. The Collateral Agent shall deliver to the Trustee and each Noteholder copies of each Collection Deposit Account Letter it receives pursuant to Section 5(c) and a true and complete copy of each amendment, waiver and modification of this Agreement, the Purchase and Servicing Agreement or any other Transaction Document.

         (h) Each Secured Party acknowledges that it has independently and without reliance upon the Trustee or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Seller and the Issuer and made its own decision to enter into the Transaction Documents to which it is a party and consummate the transactions contemplated thereby. The Secured Parties further agree that the Trustee may, in its discretion, take any action or refrain from taking any action permitted to be taken by the Trustee under the terms of the Transaction Documents, and shall not be liable to any Secured Party for any such action or inaction. Nothing contained in this Section 23(h) shall affect the Trustee's responsibilities and obligations in its capacity as Trustee under the Indenture.

         SECTION 24. PROHIBITION ON CERTAIN ACTIONS. (a) In addition to the restrictions contained in Section 26 hereof, no amendment, change, modification or waiver of any term of a Transaction Document shall be effective without the consent of the Trustee acting at the direction of the Majority Noteholders.

         (b) The Issuer will not take any action permitted to be taken by it under the Purchase and Servicing Agreement without the consent of the Trustee acting at the direction of the Majority Noteholders except for actions taken under Sections 2.02, 2.03, 2.04, 2.05, and 6.15 of the Purchase and Servicing Agreement.

         SECTION 25. INDEMNITY AND EXPENSE. (a) The Issuer agrees to indemnify the Collateral Agent and its directors, officers, employees and agents from and against any and all claims, damages, losses, liabilities and expenses arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), unless and to the extent such claims, damages, losses, liabilities or expenses were attributable to the Collateral Agent's negligence or willful misconduct.

         (b) The Issuer agrees to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by the Collateral Agent hereunder as mutually agreed upon. The Issuer will upon demand pay to the Collateral Agent the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Secured Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any of the Secured Parties hereunder or (iv) the failure by the Issuer to perform or observe any of the provisions hereof.

         (c) THIRD PARTY CLAIMS. The Collateral Agent shall notify the Issuer promptly after the Collateral Agent's receipt of notice, or the Collateral Agent otherwise becoming aware, of any third party claims with respect to which indemnification may be sought under this Section 25; PROVIDED that, the failure of the Collateral Agent so to notify the Issuer shall not relieve the Issuer of any liability (y) under any provision hereof or of any of the other Transaction Documents otherwise than by reason of this Section 25, or (z) to the Collateral Agent by reason of this Section 25 unless the Collateral Agent's failure to so notify the Issuer materially prejudices the Issuer's ability to contest the third party claim. In case any such action is brought against the Collateral Agent and it notifies the Issuer of the commencement thereof, the Issuer shall be entitled to participate therein and, to the extent that it may wish to assume the defense thereof, with counsel reasonably satisfactory to the Collateral Agent, and after notice from the Issuer to the Collateral Agent, of its election to assume the defense thereof, the Issuer will not be liable to the Collateral Agent under this Subsection (c) for any legal fees and expenses subsequently incurred by the Collateral Agent in connection with the defense thereof. The Collateral Agent shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Collateral Agent unless (i) the employment of such has been specifically authorized in writing by the Issuer or
(ii) representation of both the Issuer and the Collateral Agent by the same counsel would be inappropriate due to actual or potential differing interests between them. The Issuer shall not be liable for any settlement of any such action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action with or without consent, the Issuer agrees to indemnify and hold harmless the Collateral Agent from and against any loss or liability by reason of such settlement or final judgment. The Issuer shall not, without the prior written consent of the Collateral Agent, effect any settlement of any pending or threatened proceeding in respect of which the Collateral Agent is or could have been a party and indemnity could have been sought hereunder by the Collateral Agent, unless such settlement includes an unconditional release of the Collateral Agent from all liabilities and claims that are the subject matter of such proceeding. Any indemnification will be paid promptly upon demand therefor.

         (d) NO SPECIAL DAMAGES. The parties hereto agree that any indemnification pursuant to this Section 25 shall be limited to direct damages and shall not include any consequential, incidental special damages.

         (e) Any and all liabilities, losses, claims, damages, actions, suits, judgments, demands, costs and expenses (including reasonable legal fees and expenses) relating to or arising out of or in connection with the Issuer's performance under the Indenture or this Security Agreement or any representation or warranty made by the Issuer therein or under any indemnity under this Section 25, shall be payable solely out of the Secured Collateral or the Settlement Account, and no recourse shall be had to any other assets of the Issuer.

         Except for Subsection (e) hereof, the foregoing provisions of this
Section 25 are in furtherance and not in limitation of the Issuer's obligations under the other Transaction Documents.

         SECTION 26. AMENDMENTS, ETC. (a) No amendment of any provision of this Agreement shall in any event be effective unless S&P shall have been given ten
(10) Business Days prior written notice of such amendment and unless the amendment shall be in writing and signed by the Issuer, the Servicer, the Seller, the Trustee, the Collateral Agent, and, if required pursuant to Section 9(c) of the Indenture, the Trustee (or, as the case may be, the Majority Noteholders) and no waiver of any provision of this Agreement and no consent to any departure by the Issuer herefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer, the Trustee, the Collateral Agent and, if required pursuant to Section 9(c) of the Indenture, the Trustee (or, as the case may be, the Majority Noteholders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure to exercise nor any delay in exercising on the part of the Collateral Agent or any Secured Party any right, power or privilege under this Agreement shall operate as a waiver thereof; FURTHER, no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No amendment of this Agreement shall be effective without the Rating Agency providing written confirmation to the effect that such amendment will not result in a reduction or a withdrawal of its rating on the Notes. No amendment shall be effective that materially adversely affects the interests of the Noteholders without the written consent of the Majority Noteholders. The Collateral Agent shall be entitled to an Opinion of Counsel satisfactory to it that any amendment is authorized or permitted hereby, which shall not be at the expense of the Collateral Agent or the Trustee.

         (b) The Issuer shall provide each party to this Agreement and each Noteholder with fifteen (15) Business Days' prior notice of any proposed amendment, waiver or modification to this Agreement (a copy of which proposed amendment, waiver or modification shall accompany such notice), whether or not such Person is entitled to approve such amendment.

         SECTION 27. SUCCESSOR COLLATERAL AGENT. The Collateral Agent may resign at any time by giving thirty (30) days' written notice thereof to the Seller, the Trustee and the Issuer. Upon any such resignation, the Trustee acting at the direction of the Majority Noteholders, with the consent of the Seller, shall have the right to appoint a successor Collateral Agent; PROVIDED, HOWEVER, that no resignation of the Collateral Agent shall be effective until the acceptance of appointment by a successor Collateral Agent. If no successor Collateral Agent shall have accepted such an appointment within ninety (90) days after the retiring Collateral Agent's giving of notice of resignation, the retiring Collateral Agent may petition a court of appropriate jurisdiction to appoint a successor Collateral Agent. Any such successor Collateral Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement.

         SECTION 28. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and sent (i) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (ii) by registered or certified mail with return receipt requested (postage prepaid), or (iii) by a recognized overnight delivery service (with charges prepaid), addressed to it at the address of such party specified below:

                    (a) If to the Issuer, to it at:

                            TNI Funding Company I, L.L.C.
                            11900 Biscayne Boulevard, Suite 460B
                            North Miami, Florida 33181

                    (b) If to the Trustee, to it at:

                            The Chase Manhattan Bank
                            Advanced Structured Products Group-ABS
                            450 W. 33rd St., 15th Floor
                            New York, New York 10001
                            Tel. No. 212/946-8600
                            Telecopy No. 212/946-3240

                    (c) If to the Collateral Agent, to it at:

                            The Chase Manhattan Bank
                            Advanced Structured Products Group-ABS
                            450 W. 33rd St., 15th floor
                            New York, New York 10001
                            Tel. No. 212/946-8600
                            Telecopy No. 212/946-3240

                    (d) If to the Seller, to it at:

                            TNI FUNDING I, INC.
                            11900 Biscayne Boulevard, Suite 460A
                            North Miami, FL 33181-9915
                            Attn: President

                    (e) If to the Servicer, to it at:

                            TRANSMEDIA NETWORK INC.
                            11900 Biscayne Boulevard, Suite 460
                            North Miami, FL 33181-9915
                            Attn: President
                            Tel. No. 305/892-3340
                            Telecopy No. 305/892-3342

                       If to S&P, to it at:

                          STANDARD & POOR'S RATINGS SERVICES
                          Structured Finance
                          25 Broadway
                          New York, N.Y. 10004
                          Attention: Asset Backed Surveillance
                                     Department
                          Tel. No. (212) 208-8000
                          Telecopy No. (212) 208-0031

                   (g) If to the Noteholders, to each of them at the address set forth in the Note Register.

or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Notice under this Section 28 will be deemed to be given only when actually received.

         SECTION 29. NO WAIVER; CUMULATIVE REMEDIES. Neither the Collateral Agent nor any of the Secured Parties shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing and signed by the Collateral Agent. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion.

         SECTION 30. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Secured Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations, (ii) be binding upon the Issuer and the Seller and their successors and assigns, and
(iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the Secured Parties and their respective successors, transferees and assigns. Upon the payment in full of the Secured Obligations, the Issuer shall be entitled to the return, upon its request and at its expense, of such of the Secured Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, at which time the Collateral Agent shall, at the expense and request of the Issuer, reassign and deliver to the Issuer, or to such Person or Persons as the Issuer shall designate, against receipt, such of the Secured Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof, together with appropriate instruments of reassignment and release.

         SECTION 31. FURTHER INDEMNIFICATION. The Issuer agrees to pay, and to save the Trustee, Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (but not any income taxes for fees paid to such Persons hereunder) which may be payable or determined to be payable with respect to any of the Secured Collateral or in connection with any of the transactions contemplated by this Agreement.

         SECTION 32. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR SECURED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 33. NO PETITION IN BANKRUPTCY. Each of the parties to this Agreement, other than the Issuer, severally and not jointly hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Notes it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any State.

         SECTION 34. CERTAIN ERISA COVENANTS OF THE ISSUER. The Issuer covenants and agrees that, so long as this Agreement shall remain in effect or the principal of or interest on any Notes, any Expenses or any other expenses or amounts payable under any Transaction Document shall be unpaid, unless the Trustee acting at the direction of the Majority Noteholders shall otherwise consent in writing, the Issuer will provide to each of the Collateral Agent, each Noteholder and the Trustee notice in writing of the following, immediately upon learning of its occurrence, and the action the Issuer or such ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the PBGC with respect thereto: (i) a Reportable Event, or
(ii) the institution of any steps by the Issuer, any ERISA Affiliate, the PBGC or any other person to terminate any Pension Plan.

         SECTION 35. TERMINATION. This Agreement shall terminate when either (i) the Secured Obligations have been paid in full or (ii) there has been the payment in full or the charge-off in full of the Contract Assets owned by the Issuer and all obligations of the Issuer and the Seller hereunder have been satisfied; PROVIDED, HOWEVER, that the provisions of Sections 24, 30 and 32 shall survive the termination of this Agreement.

         SECTION 36. MISCELLANEOUS. (a) This Agreement shall become effective when each of the conditions set forth in Section 3.01 of the Purchase and Servicing Agreement and Section 2 of the Indenture are satisfied or waived by each party hereto.

         (b) Section headings and the Table of Contents used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (c) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (i) certifies that no representative, collateral agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

         (d) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         (e) This Agreement may be executed in two or more counterparts, each of which shall constitute an original but~ all of which when taken together shall constitute but one contract:

         (f) (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (ii) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (iii) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 28. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date first above written.

                                          TNI FUNDING COMPANY I, L.L.C.

                                          By: TNI Funding I, Inc., Member



                                          By:
                                             --------------------------------
                                             Name:
                                             Title:

                                          THE CHASE MANHATTAN BANK, as Trustee
                                            and as Collateral Agent



                                          By:
                                             --------------------------------
                                             Name:
                                             Title:

                                          TNI FUNDING I, INC., as Seller



                                          By:
                                             --------------------------------
                                             Name:
                                             Title:

                                          TRANSMEDIA NETWORK, INC. as Servicer



                                          By:
                                             --------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE I

                       BANK ACCOUNTS AND POST OFFICE BOXES

TITLE OF ACCOUNT              BANK                     ACCT. NO.

POST OFFICE BOXES             LOCATION                 P.O. BOX NO.

                              North Miami, FL          619400
                                  33261-9400

                                   SCHEDULE II

                            UCC FILING JURISDICTIONS

                Delaware            Secretary of State

                Florida             Secretary of State

                New York            Secretary of State; City
                                    Clerk, New York City

                                  SCHEDULE III

                              CREDIT CARD COMPANIES

American Express Travel
Related Services Company,
Inc.
First Data Merchant Services
First USA Paymentech, Inc.
NOVUS Services, Inc.